As filed with the Securities and Exchange Commission on July 30, 2018

Registration No. 333-194359

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JRSIS HEALTH CARE CORPORATION.

 (Exact name of Registrant as specified in its charter)

Florida	8099	46-4562047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 st – 7 th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

 (Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

William Eilers Esq.

1000 Fifth Street

Suite 200 P-2

Miami, FL 33139

Phone: (786) 273-9152

Email: wreilers@eilerslawgroup.com

  (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, please check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-194359) of JRSIS Health Care Corporation is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the SEC on November 12, 2014, to include the information contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 that was filed with the SEC on April 17, 2018 and the quarterly report on Form 10-Q for the three months ended March 31, 2018 that was filed with the SEC on May 14, 2018.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of the Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 5. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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The information in this prospectus is not complete and may be amended. The Issuer may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED July 30, 2018

RESALE PROSPECTUS

JRSIS HEALTH CARE CORPORATION.

1,589,000 SHARES OF COMMON STOCK

   OFFERING PRICE $0.5725 PER SHARE

We are registering for resale 1,589,000 shares of our common stock by selling stockholders (the "Resale Offering"). The selling stockholders, which identified in this prospectus, they may sell these shares from time to time in the open market (at the prevailing market price) or in negotiated transactions.

You should read this prospectus and any prospectus supplement carefully before you invest. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock has been assigned the trading symbol “JRSS”, and our common stock is trading on The OTCQB Market.

Resale Offering Prospectus

We are registering for resale 1,589,000 shares of our common stock by selling stockholders (the "Resale Offering"). The selling security holders will offer and sell our common stock at a fixed price of $0.5725 per share, until a public market emerges for our common stock and, thereafter, at prevailing market prices.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 30, 2018

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This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of JRSIS HEALTH CARE COROPORATION that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 6. All references to “we,” “us,” “our,”, “Company” or similar terms used in this prospectus refer to JRSIS HEALTH CARE CORPORATION.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Overview

Harbin Jiarun Hospital Company Limited (“Jiarun Hospital”) was established in Harbin in the Province of Heilongjiang of the People’s Republic of China (“PRC”) by the owner Junsheng Zhang on February 17, 2006.

Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin. Jiarun specializes in the areas of Pediatrics, Dermatology, ENT, Traditional Chinese Medicine (TCM), Ophthalmology, Internal Medicine Dentistry, General Surgery, Rehabilitation Science, Gynecology, General Medical Services, etc.

On November 20, 2013, Junsheng Zhang, the officer of Jiarun Hospital established JRSIS HEALTH CARE CORPORATION, a Florida corporation (“JHCC” or the “Company”). On February 25, 2013, the officer of Jiarun Hospital established JRSIS HEALTH CARE LIMITED ("JHCL"), a wholly owned subsidiary of the Company, and On September 17, 2012, the officer of Jiarun Hospital established Runteng Medical Group Co., Ltd (“Runteng”), a wholly owned subsidiary of JHCL. Runteng, a Hong Kong registered Investment Company, holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd, a Heilongjiang registered company.

On December 20, 2013, the Company acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock. JHCL, through its wholly owned subsidiary, Runteng Medical Group Co., Ltd (“Runteng”), holds majority ownership in Harbin Jiarun Hospital Co., Ltd, a company duly incorporated, organized and validly existing under the laws of China (“Jiarun”). As the parent company, JHCC rely on Jiarun Hospital to conduct One Hundred Percent (100%) of our businesses and operations.

We have two sources of patient revenues: in-patient service revenues and out-patient service revenues. In addition to provide services to our patients, we also sell pharmaceutical medicines to our patients. Revenues from such sales are included in either our in-patient service revenues or our out-patient service revenues. Our revenues come from individuals as well as third-party payers, including PRC government programs and insurance providers, under which the hospital is paid based upon local government established charges. Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine. Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

All of the shares covered by this prospectus are being offered for resale by the selling stockholder named in this prospectus. We will not receive any proceeds from the sale of the shares.

An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Recent Developments

We have incorporated by reference into this prospectus our annual report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the SEC on March 31, 2015, and quarterly report on Form 10-Q for the three, six and nine months ended September 30, 2015 that was filed with the SEC on November 16, 2015, and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 that was filed with the SEC on March 29, 2016, and quarterly report on Form 10-Q for the three, six and nine months ended September 30, 2016 that was filed with the SEC on November 14, 2016, and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the SEC on March 29, 2017, and quarterly report on Form 10-Q for the three, six and nine months ended September 30, 2017 was filed with the SEC on November 13, 2017, and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 that was filed with the SEC on April 17, 2018, and quarterly report on Form 10-Q for the three month ended March 31, 2018 that was filed with SEC on May 14, 2018.

The information incorporated by reference to this prospectus supplement updates and supplements JRSIS HEALTH CARE CORPORATION’s Registration Statement declared effective on November 12. 2014.

Our common stock has been assigned the trading symbol “JRSS”, and our common stock is trading on The OTCQB Market.

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Summary of the Offering

Shares of common stock offered by us:	None.
Shares of common stock offered by Selling Stockholder:	1,589,000 shares of our common stock.

Use of Proceeds:	We will not receive any proceeds from the sale of common stock offering by the selling stockholders covered by this prospectus.

Risk Factors:	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution:	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

Trading Symbol:	“JRSS”

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

If we fail to properly manage the employment of our doctors and nurses, we may be subject to penalties including fines, loss of licenses, or an order to cease practice against our medical centers, which could materially and adversely affect our business.

The practicing activities of doctors and nurses are strictly regulated under the PRC laws and regulations. Doctors and nurses who practice at medical institutions must hold practicing licenses and may only practice within the scope and at the specific medical institutions for which their practicing licenses are registered.

In practice, it usually takes four to nine weeks for doctors and nurses to transfer their practicing licenses from one medical institution to another or add another medical institution to their permitted practicing institutions. Some of our recently hired doctors have submitted applications to transfer their practicing licenses from their previous employers to our medical centers but have not finished the process. We cannot assure you that these doctors will complete the transfer of their practicing licenses or the government procedures timely, or at all. Our failure to properly manage the employment of our doctors and nurses may subject us to administrative penalties including fines, loss of licenses, or, in the worst-case scenario, an order to cease practice against our medical centers, which could materially and adversely affect our business.

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use.

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use. Extended downtime of our medical equipment could result in lost revenues, dissatisfaction on the part of customers and damage to our reputation. Any injury caused by our medical equipment in our medical centers due to equipment defects, improper maintenance or improper operation could subject us to liability claims. Regardless of their merit or eventual outcome, such liability claims could result in significant legal defense costs for us, harm our reputation, and otherwise have a material adverse effect on our business, financial condition and results of operations.

We primarily rely on equipment manufacturers or third-party service providers to maintain and repair the complex medical equipment used in our medical centers. If any of these manufacturers or third-party service providers fails to perform its contractual obligations to provide such services or refuses to renew these service agreements on terms acceptable to us, or at all, we may not be able to find a suitable alternative service provider or establish our own maintenance and repair team in a timely manner. Similarly, any failure of or significant quality deterioration in such service providers’ services could materially and adversely affect customer experience. We also rely on both equipment manufacturers and our own internal expertise to provide technical training to our staff on the proper operation of such equipment. If such medical technicians are not properly and adequately trained, or if they make errors in the operation of the complex medical equipment even if they are properly trained, they may misuse or ineffectively use the complex medical equipment in our medical centers. Such failure could result in unsatisfactory medical examination results, diagnosis, treatment outcomes, patient injury or possibly death, any of which could materially and adversely affect our business, financial condition, results of operations and prospects.

Financial projections included with this Registration Statement may prove to be inaccurate.

Any projections are based on certain assumptions which could prove to inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will have sufficient capital to expand our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to compete against companies with substantially greater resources.

The hospital industry is intensely competitive, and we expect competition to intensify further in the future. This is a very capital-intensive business and companies with greater resources may have advantages that make our model weaker in comparison.

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 Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting medical products in China. The State Food and Drug Administration (“SFDA”), Ministry of Health of The People’s Republic of China (“MoHPRC”) and equivalent state agencies regulate healthcare services made by businesses in the offering of service, which apply to us. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. Any such new regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and reliant on acceptance of our brand name by local communities, physicians, patients, and advertisers. Our operating performance is also heavily dependent on our ability to earn a profit from our services. We cannot assure as to whether we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may incur uninsured losses.

Although we maintain vehicle insurance and basic Chinese social insurances and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Should uninsured losses occur, the holders of our common stock and debt could lose their invested capital.

Like most providers of medical services, we are subject to potential litigation.

We are exposed to the risk of litigation for a variety of reasons, including service liability lawsuits, employee lawsuits, commercial contract disputes, government enforcement actions, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We do not maintain any business liability insurance, insurance companies in China offer limited business insurance products. While business liability insurance is available to a limited extent in China, we have determined that the risks, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to purchase such insurance. Product or medical malpractice liability or uninsured damage to any of our medical centers or the medical equipment in our medical centers could result in significant disruption to the operation of our medical centers and result in a material adverse effect to our business, financial condition and results of operations.

We may incur cost overruns in the distribution of our various services.

We may incur substantial cost overruns in the distribution of our services. Unanticipated costs may force us to obtain additional capital or financing from other sources or may cause us to lose our entire investment if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue the implementation of our business plan. If a greater investment in the business is required due to cost overruns, the probability of earning a profit or a return of the Shareholders’ investment in us diminishes.

Directors and officers have limited liability.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by business laws of the State of Florida. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business. We have no executed indemnification agreement.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of JRSS. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy. From our past experiences, we have never had difficulties hiring or retaining qualified personnel, independent contractors or advisors.

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Risks Related to the Company’s Corporate Structure

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (the “CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council (the “SASAC”), the State Administration of Taxation (the “SAT”), the State Administration for Industry and Commerce (the “SAIC”), and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "M&A Rules"), which took effect as of September 8, 2006. This regulation, among other things, has certain provisions that require offshore special purpose vehicles (“SPVs”) formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure and to this offering remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules were not required in the context of our share exchange transaction because at such time the share exchange was a foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC may deem that the transactions effected by the share exchange circumvented the M&A Rules, and other rules and notices, and that prior MOFCOM or CSRC approval is required for this offering. Further, we cannot rule out the possibility that the relevant PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with JRSS’s control of Jiarun.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the share exchange transaction and/ or the VIE arrangements between JRSS and Jiarun, or if prior CSRC approval for this offering is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, our operating companies' ability to remit dividends to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control.

SAFE regulations relating to offshore investment activities by PRC residents may increase our administrative burdens and restrict our overseas and cross-border investment activity. If our shareholders and beneficial owners who are PRC residents fail to make any required applications, registrations, and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE has promulgated several regulations, including Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Oversea Special Purpose Vehicles, or "Circular No. 75," issued on October 21, 2005 and effective as of November 1, 2005 and certain implementation rules issued in recent years, requiring registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders and beneficial owners who are PRC residents, and may affect any offshore acquisitions that we make in the future.

SAFE Circular No. 75 requires PRC residents, including both PRC legal person residents and/or natural person residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of equity financing with assets or equities of PRC companies, referred to in the notice as an "offshore special purpose company." In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his registration with the relevant SAFE branches, with respect to that offshore company, in connection with any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division, equity or debt investment or creation of any security interest.

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Moreover, the PRC subsidiaries of that offshore company are required to coordinate and supervise the filing of SAFE registrations by the offshore company's shareholders who are PRC residents in a timely manner. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above may result in liability for the PRC shareholders and the PRC subsidiaries under PRC law for foreign exchange registration evasion.

Although we have requested our PRC shareholders to complete the SAFE Circular No. 75 registration, we cannot be certain that all of our PRC resident beneficial owners will comply with the SAFE regulations. The failure or inability of our PRC shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, prevent us from transferring the net proceeds of this offering or making other capital injection into our PRC subsidiaries, limit our PRC subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, as a result of which our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

Under Operating Rules on the Foreign Exchange Administration of the Involvement of Domestic Individuals in the Employee Stock Ownership Plans and Share Option Schemes of Overseas Listed Companies, issued and effective as of March 28, 2007 by the State Administration of Foreign Exchange, or "SAFE" ("Circular No. 78"), the employee stock option plan or share incentive plan should be registered with the SAFE or its local branches and complete certain other procedures related to the share option or other share incentive plan through the PRC subsidiary of such overseas listed company or any other qualified PRC agent before such grants are made. We believe that all of our PRC employees who are granted share options are subject to SAFE No. 78. In addition, PRC residents who are granted shares or share options by an overseas listed company according to its employee share option or share incentive plan are required to obtain approval from the SAFE or its local branches. We intend to grant our PRC employees stock options pursuant to an employee stock option plan. We will request our PRC management, personnel, directors and employees who are to be granted stock options to register them with local SAFE pursuant to Circular No.78. However, we cannot assure you that each of these individuals will successfully comply with all the required procedures above. If we or our PRC security holders fail to comply with these regulations, we or our PRC security holders may be subject to fines and legal sanctions. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion and we may become subject to a more stringent review and approval process with respect to our foreign exchange activities.

Risks Related to Doing Business in China

We depend upon the acquisition and maintenance of licenses to conduct our business in the PRC.

In order to conduct business, especially in chemical production activities in the PRC, we are required to maintain various licenses from the appropriate government authorities, including general business licenses and licenses and/or permits specific to our pharmaceutical product retail and distribution operations. We are required to maintain valid safety service licenses and other relevant licenses and permits to conduct our activities. The applicable licenses are subject to periodic renewal. An application for renewal needs to be submitted at least 30 days before the expiration date and the extension will be approved if the applicant satisfies all applicable requirements and pays appropriate resource fee. The PRC government may amend relevant laws and discontinue approval of renewal of pharmaceutical related licenses. Further, fees for such licenses may increase in the future. Our failure to obtain or maintain these licenses and any change of the relevant PRC laws to our disadvantage will have a material adverse impact on our ability to conduct our business and on our financial condition. No assurance can be given regarding the timing or magnitude of these types of government actions or that the same will not have a negative impact on our operations.

Changes in current policies of the PRC government could have a significant impact upon the business we conduct in the PRC and the profitability of our operations ..

Current policies adopted by the PRC government indicate that it seeks to encourage a market-oriented economy. We believe that the PRC government will continue to develop policies that strengthen its economic and trading relationships with foreign countries and as a consequence, business development in the PRC will follow current market forces. While we believe that this trend will continue, we cannot assure you that such beneficial policies will not change in the future. A change in the current policies of the PRC government could result in confiscatory taxation, restrictions on currency conversion, or the expropriation or nationalization of private enterprises, all of which would have a negative impact on our current corporate structure and our operations. The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, those laws and regulations governing our business and those relating to the enforcement and operation of our contractual arrangements. At this time, we believe that the relevant PRC laws and regulations validate our current contractual arrangements and that our corporate structure is in keeping with such laws. However, no assurance can be given that PRC court rulings to be decided in the future will be consistent with our current interpretations. Further, new laws or regulations may be enacted which could have a negative impact on foreign investors. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business and no assurance can be given that our operations will not be affected by such laws and/or regulations.

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The PRC government exerts substantial influence over the manner in which companies in China must conduct their business activities.

The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof. If this were to occur, we may be required to divest the interests we then control in Chinese properties. Any such developments could have a material adverse effect on our business, operations, financial condition, and prospects.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years which has led to high rates of inflation and deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has subsided since 1995, high inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect our business operations.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our products and our business.

We are a holding company and of our operations are entirely conducted in the PRC. In addition, all of our revenues are currently generated from sales in the PRC. Although the PRC economy has grown at a remarkable pace in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and have a materially adverse effect on our business.

We may be restricted from freely converting the Renminbi to other currencies in a timely manner.

At the present time, the RMB is not a freely convertible currency. We receive all of our revenue in RMB, which may need to be converted to other currencies, primarily U.S. dollars, in order to be remitted outside of the PRC. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE,” formerly, “State Administration of Exchange Control”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”). “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered “current account transactions.” Other non-current account items, known as “capital account” items, remain subject to SAFE approval. Under current regulations, we can obtain foreign currency in exchange for RMB from swap centers authorized by the government. While we do not anticipate problems in obtaining foreign currency to satisfy our requirements; however, no assurance can be given that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict us from freely converting RMB in a timely manner.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of foreign currency out of the PRC. We receive all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

Further, the PRC government may also restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

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Fluctuations in the exchange rate could have an adverse effect upon our business and reported financial results.

We conduct our business in Renminbi (“RMB”), thus our functional currency is the RMB, while our reporting currency is the U.S. dollar. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under that policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 21% appreciation of the RMB against the U.S. dollar between 2005 and 2008. However, the PRC government decided to repeg the RMB to U.S. dollars in response to the financial crisis in 2008. On June 19, 2010, China ended the pegging of the RMB to the U.S. dollar, allowing for a greater flexibility of its exchange rate. There remains significant international pressure on the significant appreciation of the RMB against the U.S. dollar. To the extent any of our future revenues are denominated in currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse effect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Changes in PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy.

In 2005, SAFE promulgated regulations which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC legal person resident and/or natural person resident. The SAFE regulations require that if an offshore company formed by or controlled by PRC legal person resident and/or natural person resident, whether directly or indirectly, intends to acquire a PRC company, such acquisition shall be subject to strict examination and registration with SAFE. Without such registration, the PRC entity cannot remit any of its profits out of the PRC, whether as dividends or otherwise. As such, the failure by our shareholders who are PRC residents to make any required applications, filings or registrations pursuant to such SAFE regulations may prevent us from being able to distribute profits and could expose us, as well as our PRC resident shareholders to liability under PRC law.

Because our principal assets are located outside of the United States and most of our directors and officers reside outside of the United States, it may be difficult for an investor to enforce any right founded on U.S. Federal Securities Laws against us and/or our officers and directors, or to enforce a judgment rendered by a United States court against us or our officers and directors.

Our operation and principle assets are located in the PRC, and our officers and directors are non-residents of the United States. Therefore, it may be difficult to effect service of process on such persons in the United States, and it may be difficult to enforce any judgments rendered against us or our officers and/or directors. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders compared to shareholders of a corporation doing business entirely within the United States.

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Regulatory Risks

State and Local Regulation

The Company may be subject to the separate regulations pertaining to commercial private lenders, specific property types or specific types of borrowers in each particular state, county, municipality or country. The Company may fail to comply with all of such regulations or may incur significant costs in complying with such regulations.

Usury Laws

Although the Company intends for the Company’s debt to be fully compliant with law, the terms of such debts may be determined by a court to be usurious.

Risks Relating to Our Common Stock

We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates).  We have elected to adopt these reduced disclosure requirements.  We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions.  If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. The decision to opt out is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company, we are not required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

●	present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public.

Because we are subject to “penny stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low- priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, the Company’s business and management.

The percentage ownership information shown in the table below is calculated based on 14,975,000 shares of our common stock issued and outstanding as of July 30, 2018. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Amount and Nature
Title of		of Beneficial
Class	Name of Beneficial Owner	Ownership	Percentage
Common Stock	Junsheng Zhang	11,160,000	74.52%
	President, Chairman of the board.	Direct
Common Stock	Lihua Sun	-	-
	CEO and Director	Direct
Common Stock	Xuewei Zhang	-	-
	CEO and Director	Direct
Common Stock	Yanhui Xing	2,000	0.01%
	Director	Direct
	All Officers and Directors as a Group	11,162,000	74.53%

As a result, our executive officers, directors and affiliated persons will have significant influence to:

·	Elect or defeat the election of our directors;
·	Amend or prevent amendment of our articles of incorporation or bylaws;
·	Effect or prevent a merger, sale of assets or other corporate transaction; and
·	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

We are authorized to issue up to 100,000,000 shares of common stock, of which 14,975,000 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences, and privilege of such shares, without consent of any of our stockholders. Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets, and this could negatively impact our earnings and results of operations.

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If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

If we continue to fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting for all our current operations. The process of implementing our internal controls and complying with Section 404 will be expensive and time - consuming and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness or a significant deficiency in our internal control, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, a delay in compliance with Section 404 could subject us to a variety of administrative sanctions, including ineligibility for short form resale registration, action by the Securities and Exchange Commission, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We paid dividends on our common stock in 2013, we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

As a result of these and other factors, our operating results may not meet the expectations of investors or public market analysts who choose to follow our company. Our failure to meet market expectations would likely result in decreases in the trading price of our common stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 16, and the section entitled “Overview” beginning on page 16, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

DETERMINATION OF THE OFFERING PRICE

Our shares of common stock are currently listed, it is trading on the OTCQB. On October 23, 2015, FINRA cleared the shares of JRSIS Health Care Corporation’s common stock to commence trading on the OTCQB under the symbol “JRSS,” and our shares were approved for DTC Eligibility on December 21, 2015. The offering price of the securities offered by Selling Stockholders will be determined by the prevailing market price for the common shares at the time of sale or negotiated transactions.

Holders of Securities

As of July 30, 2018, we had 134 holders of our common stock, and we have 14,975,000 shares of common stock, par value $0.001 outstanding.

We have 1,589,000 shares registered pursuant to the S-1, which of our outstanding shares are eligible for sale pursuant to Rule 144.

During the period from January 1, 2017 to December 31, 2017, JRSS sold 920,000 shares of common stock to 32 investors for the price of USD $1.00 per share. The shares were sold to investors. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) and Section 4(5) of the Securities Act. The offering was also sold in compliance with the exemption from registration provided by Regulation S, as the purchasers reside in countries other than the United States.

In general, under Rule 144 as currently in effect, a person who is not one of our officers, directors, or principal shareholders, and who has owned their shares for at least six months, may sell their shares without limitation in the public market.

Dividends

We have not declared or paid any cash dividends on our common stock since our inception, and our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on its common stock and we do not believe that there are any that are likely to do so in the future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Overview

Harbin Jiarun Hospital Company Limited (“Jiarun Hospital”) was established in Harbin in the Province of Heilongjiang of the People’s Republic of China (“PRC”) by the owner Junsheng Zhang on February 17, 2006.

Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin. Jiarun specializes in the areas of Pediatrics, Dermatology, ENT, Traditional Chinese Medicine (TCM), Ophthalmology, Internal Medicine Dentistry, General Surgery, Rehabilitation Science, Gynecology, General Medical Services, etc.

On November 20, 2013, Junsheng Zhang, the officer of Jiarun Hospital established JRSIS HEALTH CARE CORPORATION, a Florida corporation (“JHCC” or the “Company”). On February 25, 2013, the officer of Jiarun Hospital established JRSIS HEALTH CARE LIMITED ("JHCL"), a wholly owned subsidiary of the Company, and On September 17, 2012, the officer of Jiarun Hospital established Runteng Medical Group Co., Ltd (“Runteng”), a wholly owned subsidiary of JHCL. Runteng, a Hong Kong registered Investment Company, holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd, a Heilongjiang registered company.

On December 20, 2013, the Company acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock. JHCL, through its wholly owned subsidiary, Runteng Medical Group Co., Ltd (“Runteng”), holds majority ownership in Harbin Jiarun Hospital Co., Ltd, a company duly incorporated, organized and validly existing under the laws of China (“Jiarun”). As the parent company, JHCC rely on Jiarun Hospital to conduct One Hundred Percent (100%) of our businesses and operations.

We have two sources of patient revenues: in-patient service revenues and out-patient service revenues. In addition to provide services to our patients, we also sell pharmaceutical medicines to our patients. Revenues from such sales are included in either our in-patient service revenues or our out-patient service revenues. Our revenues come from individuals as well as third-party payers, including PRC government programs and insurance providers, under which the hospital is paid based upon local government established charges. Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine. Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

Plan of Operation

Over the next twelve months, we will concentrate on the following two areas to grow our operations:

●	Capital and Funding – Seek to obtain capital from all available sources to complete our hospital expansion and acquisition targets.

●	Advertising and Marketing – Work with several marketing companies to develop brand identity, marketing materials, and update our web site. Utilize all available marketing venues and public relations opportunities to promote the Company and its medicine and services. In April, 2014, we also bought a mobile clinic to provide free health examinations in the hospital area. Management believes this free service will bring us much higher brand reputation and potential customers locally.

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Critical Accounting Policies and Management Estimates

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with the United States generally accepted accounting principles ("U.S. GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company transactions and balances have been eliminated in consolidation. Non-controlling interests represent the equity interest in Jiarun that is not attributable to the Company. Non-controlling interest is reported in the consolidated financial position within equity, separately from the Company’s equity and that net income or loss and comprehensive income or loss are attributable to the Company’s and the non-controlling interest.

Use of Estimates

The preparation of audited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that economic benefits will flow to the entity and specific criteria have been met for each of the Company's activities as described below.

Medicine sales

Revenue from the sale of medicine is recognized when it is both earned and realized. The Company's policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine.

Given the nature of this revenue source of the Company's business and the applicable rules guiding revenue recognition, the revenue recognition practices for the sale of medicine do not contain estimates that materially affect results of operations nor any policy for return of products.

Patient services

In accordance with the medical licenses of Jiarun, the approved medical patient service scope of the Company includes medical consulting, surgery, obstetrics and gynecology, pediatrics, anesthesia, clinic laboratory, medical imaging, and traditional Chinese medicine, etc.

Patient service revenue is recognized when it is both earned and realized. The Company's policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

The Company provides services to both patients covered by social insurance and patients who are not covered by social insurance. The Company charges the same rates for patient services regardless of the coverage by social insurance.

Patients who are not covered by social insurance are liable for the total cost of medical treatment.

☐	For out-patient medical services, revenue is recognized when the Company provides medical service to the patient. The Company collects payment when the patient checks out from the hospital, which is the same day the services are provided

☐	For in-patient medical services, the Company estimates the approximate fee the patients will spend in the hospital based on patients' symptom. This is when the patients check in to the hospital. At that time, the Company collects the estimated fees from the patient and records the payment as deposits received.

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During the in-patient services period, the Company recognizes revenue when the patient service is provided and deducts the cost of service from the deposit received. The Company records these transactions based on daily reports generated by the respective medical department. When medical services exceed patient deposits received the Company records revenue and accounts receivable when the patient services are provided.

When patients check out from the hospital, the Company calculates and determines the remaining deposit, if any, and refunds the unused portion of the deposit to the patients. In the case where the patients have a balance in accounts receivable during the in-patient period, accounts receivable are required to be paid in full at checkout.

Patients covered by social insurance will receive a portion or full medical services reimbursed or paid by the social insurance agencies via prepaid cards or insurance claim settlement process.

Settlement process

The Company is a registered medical service vendor under the state social insurance system for various social insurance agencies; the insurance agencies include “Social Medical Insurance funded by PRC and Heilongjiang Province” and “Heilongjiang Province New Rural Cooperative Medical Care System”. The Company utilizes an online system maintained by the social insurance agencies for patients’ who are covered by social insurance agencies.

☐	The Company records patients’ information in the social insurance system at check in. The system determines the covered portion and amounts based on the information input to the system.

☐	At the time of check out, the Company collects payment for services the patients are liable for and records accounts receivable from the social insurance agencies for the portion of services covered by the social insurances. In the case that the patients have made payment during the in-patient services period, the Company refunds any amount in excess of the portion they are liable for.

☐	The Company is responsible for submitting supporting documents of patient services provided to the social insurance agencies for their review. The Company also requires reconciling its records with the social insurance agencies once a month. Once the social insurance agencies approve the reconciliation, the insurance agencies will settle the accounts receivable balance in the next month following the approval.

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Income Taxes and Uncertain Tax Positions

The Company adopts FASB ASC Topic 740, "Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued FIN 48(ASC 740-10), Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109 (ASC 740), which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

As a result of the implementation of FIN 48 (ASC 740-10), the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or shareholder's equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company's unaudited consolidated financial statements.

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions, mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun hospital has voluntarily paid income tax of $2,528 and $4,059 for the years ended December 31, 2017 and 2016, respectively to support the local tax bureau's economical obligations.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis reflective of the useful lives of the assets. When assets are retired or disposed, the asset's original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income.

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Buildings and improvement	10-40 years
Medical equipment	5-15 years
Transportation instrument	5-10 years
Office equipment	5-10 years
Electronic equipment	5-10 years
Software	5-10 years

Functional Currency and Foreign Currency Translations

JHCC and JHCL’s functional currency is the United States dollar (“US$”). Runteng’s functional currency is the Hong Kong dollar (“HK$”). The functional currency of Jiarun is the Renminbi (“RMB”).

The Company’s reporting currency is US$. Assets and liabilities of Runteng and Jiarun are translated at the current exchange rate at the balance sheet dates, revenues and expenses are translated at the average exchange rates during the reporting periods, and equity accounts are translated at historical rates. Translation adjustments are reported in other comprehensive income.

20

Results of Operations for the Years Ended December 31, 2017 and 2016

The following table shows key components of the results of operations during the years ended December 31, 2017 and 2016:

	For the Year Ended December 31,		Change
	2017	2016	$	%
Revenue:
Medicine	$10,889,753	$7,998,195	$2,891,558	36%
Patient services	13,258,204	10,120,550	3,137,654	31%
Total revenue	24,147,957	18,118,745	6,029,212	33%
Operating costs and expenses:
Cost of medicine sold	7,055,828	4,882,316	2,173,512	45%
Medical consumables	2,851,904	1,747,917	1,103,987	63%
Salaries and benefits	3,606,687	2,861,888	744,799	26%
Office supplies	677,745	378,691	299,054	79%
Vehicle expenses	90,028	56,605	33,423	59%
Utilities expenses	439,248	443,054	(3,806)	(1)%
Rentals and leases	26,636	-	26,636	NA
Advertising and promotion expenses	75,542	119,156	(43,614)	(37)%
Interest expense	1,324,867	1,384,826	(59,959)	(4)%
Professional fee	74,046	140,059	(66,013)	(47)%
Depreciation	1,268,253	1,081,123	187,130	17%
Total operating costs and expenses	17,490,784	13,095,635	4,395,149	34%
Earnings from operations before other income and income taxes	6,657,173	5,023,110	1,634,063	33%
Other income	(16,231)	934	(17,165)	(1838)%
Earnings from operations before income taxes	6,640,942	5,024,044	1,616,898	32%
Income tax	2,528	4,059	(1,531)	(38)%
Net income	6,638,414	5,019,985	1,618,429	32%

Other comprehensive income:
Foreign currency translation adjustment	987,535	(744,676)	1,732,211	(233)%
Comprehensive income	$7,625,949	$4,275,309	$3,350,640	78%

Revenue

Operating revenue for the year ended December 31, 2017, which resulted primarily from medicine revenue and patient services revenue, was $24,147,957, an increase of 33% as compared with the operating revenue of $18,118,745 for the year ended December 31, 2016. The increase was primarily a result of the number of treated inpatients growing to17,877 patients, 3,601 more than the 14,276 patients treated in the year ended December 31, 2016.

Costs and expenses

Total costs and expenses were $17,490,784 for the year ended December 31, 2017, an increase of $4,395,149 or 34% as compared to $13,095,635 for the same period of 2016. This increase was primarily due to significant increases cost of medicine supplies of approximately $2,173,512 and increase in medical consumables of $1,103,987 and increase in Depreciation and amortization of 187,130 and salaries and benefits of 744,799 and increase in Office supplies of 299,054.

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Cost of medicine sold

Cost of medicine sold mainly consists of cost of Western medicine, Chinese medicine, and herbal medicine. Total cost of medicine sold was $7,055,828 for the year ended December 31, 2017, an increase of $2,173,512 or 45% as compared to $4,882,316 for the same period of 2016. This increase was primarily due to significant increases in cost of Western medicine and Chinese medicine of $2,173,512. For the year ended December 31, 2017, the cost of Western medicine and Chinese medicine were $7,055,828, as compared to $4,882,316 for the same period of 2016.

Medical consumables

Medical consumables mainly consist of materials expenses, medical repair expenses and test reagent. Total medical consumables were $2,851,904 for the year ended December 31, 2017, an increase of $1,103,987 or 63% as compared to $1,747,917 for the same period of 2016. The increase was mainly a result of increase in materials expenses of $358,213 and increase in repair expenses of $260,992 and increase in test reagent expense of $157,954.

Salaries and benefits

Salaries and benefits mainly consist of salaries expenses, and social insurance expenses. Total salaries and benefits were $3,606,687 for the year ended December 31, 2017, an increase of $744,799or 26% as compared to $2,861,888 for the same period of 2016. The increase was mainly a result of increase in salaries expenses of $677,049 and increase in social insurance expenses of $67,673.

Depreciation and amortization

Total Depreciation and amortization was $1,268,253 for the year ended December 31, 2017, an increase of $187,130 or 17% as compared to $1,081,123 for the same period of 2016. The increase was mainly a result of increase in property and equipment of 4,340,192.

Income taxes

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

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Jiarun was incorporated in accordance with the law of medical and health institutions mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievements of the hospital, they could not have been reached without the support of local authorities, Jiarun hospital has voluntarily paid income tax voluntary of $2,528 and $4,059 for the years ended December 31, 2017 and 2016, respectively to support the local tax bureau's economical obligations.

Income from operations and net income

Income from Operations was $6,657,173 for the year ended December 31, 2017, as compared with operating income of $5,023,110 for the year ended December 31, 2016. The Company’s net income for the year ended December 31, 2017 was $6,638,414 representing an increase of $1,618,429 or 32%, over $5,019,985 for the year ended December 31, 2016. The increase of income from operations and net income for the year ended December 31, 2017 were primarily due to aforementioned changes in operating revenue and operating expenses.

Liquidity and Capital Resources

The accompanying financial statements have been prepared for the Company to continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of December 31, 2017, the Company had approximately $884,292 of cash and cash equivalents.

We are presently able to meet our obligations as they come due. As of December 31, 2017, we had non-controlling interest of $7,339,043 and shareholders’ equity of $12,893,760.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the public offering and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern.

Cash Flows and Capital Resources

We believe that we will generate cash flow from our business, which, along with our available cash, will provide sufficient liquidity and financial flexibility.

Our cash flows are summarized below:

	The Year Ended December 31,
	2017	2016
Net cash provided by operating activities	8,338,210	4,986,466
Net cash used in investing activities	(13,463,230)	(3,610,797)
Net cash used in (provided by) financing activities	5,168,484	(776,198)
Effect of exchange rate fluctuation on cash and cash equivalents	(49,834)	(60,962)
Net (decrease) increase in cash and cash equivalents	(6,370)	538,509
Cash and cash equivalents, beginning of period	890,662	352,153
Cash and cash equivalents, ending of period	$884,292	$890,662

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Net Cash Provided by Operating Activities

For the year ended December 31, 2017, we had positive cash flow from operating activities of $8,338,210 an increase of $3,351,744 from the same period of 2016, during which we had cash flow from operating activities of $4,986,466. The net income for the year ended December 31, 2017 increase by $1,618,429 as compared to the year ended December 31, 2016. The increase in net cash provided by operating activities was also the result of several factors, mainly including:

●	A decrease due to Amount due from related parties’ items totaling $957,063, which was the decrease in payment to related parties.
●	An increase of due to Accounts payable items totaling $830,684, which was the increase in procurement of medicines and equipment which were no paid.

Net Cash Used in Investing Activities

Net cash used in investing activities for the year ended December 31, 2017 was $13,463,230, compared to net cash used in investing activities of $3,610,797 for the year ended December 31, 2016. The cash used in investing activities for the year ended December 31, 2017, was mainly used for the purchase of medical equipment and new outpatient building.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the year ended December 31, 2017 was $5,168,484, as compared to net cash used in financing activities of $776,198 for the year ended December 31, 2016. The cash provided by financing activities increased for the year ended December 31, 2017 was mainly due to proceeds from finance lease decreased $2,521,933 and decrease in capital lease obligation $7,158,286.

Results of Operations for Three Months Ended March 31, 2018 and 2017

The following table shows key components of the results of operations during three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,		Change
	2018	2017	$	%

Revenue:
Medicine	$2,708,046	$2,528,075	$179,971	7%
Patient services	4,092,031	2,982,737	1,109,294	37%
Total revenue	6,800,077	5,510,812	1,289,265	23%
Operating costs and expenses:
Cost of medicine sold	1,824,465	1,650,466	173,999	11%
Medical consumables	780,272	558,302	221,970	40%
Salaries and benefits	1,027,089	814,366	212,723	26%
Office supplies	210,500	119,302	91,198	76%
Vehicle expenses	31,009	21,480	9,529	44%
Utilities expenses	178,979	147,887	31,092	21%
Rentals and leases	26,737	-	26,737	100%
Advertising and promotion expenses	45	614	(569)	(93)%
Interest expense	306,004	289,939	16,065	6%
Professional fee	-	13,762	(13,762)	(100)%
Depreciation	381,849	303,001	78,848	26%
Total operating costs and expenses	4,766,949	3,919,119	847,830	22%
Earnings from operations before other income and income taxes	2,033,128	1,591,693	441,435	28%
Other (expenses) income	(4,006)	(2,930)	1,076	37%
Earnings from operations before income taxes	2,029,122	1,588,763	440,359	28%
Income tax	581	919	(338)	(37)%
Net income	2,028,541	1,587,844	440,697	28%
Less: net income attributable to non-controlling interests	608,562	476,353	132,209	28%
Net income attributable to the Company	$1,419,979	$1,111,491	$308,488	28%
Comprehensive income:
Foreign currency translation adjustment attributable to non-controlling interests	249,159	28,360	220,799	779%
Foreign currency translation adjustment attributable to the Company	583,927	18,413	565,514	3071%
Comprehensive income	$2,861,627	$1,634,617	$1,227,010	75%

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 Revenue

Operating revenue for the three months ended March 31, 2018, which resulted primarily from medicine revenue and patient services revenue, was $6,800,077, an increase of 23% as compared with the operating revenue of $5,510,812 for the three months ended March 31, 2017. The increase was primarily a result of the number of treated inpatients growing to 4,862 patients, about 464 more than the 4,398 patients treated in three months ended March 31, 2017.

Costs and Expenses

Total costs and expenses were $4,766,949 for the three months ended March 31, 2018, an increase of $847,830 or 22% as compared to $3,919,119 for the same period of 2017. This increase was primarily due to significant increase of cost of medicine sold of $173,999, office supplies of $91,198, medical consumables of $221,970, salaries and benefits of $212,723 and depreciation of $78,848.

Cost of medicine sold

Cost of medicine sold mainly consists of cost of Western medicine, Chinese medicine and herbal medicine. Total cost of medicine sold was $1,824,465 for the three months ended March 31, 2018, an increase of $173,999 or 11% as compared to $1,650,466 for the same period of 2017.This increase was primarily due to significant increases in sales of Western medicine and Chinese medicine. For the three months ended March 31, 2018, the cost of Western medicine and Chinese medicine were $1,760,312, as compared to $1,608,322 for the same period of 2017.

Medical consumables

Medical consumables mainly consist of materials expenses, medical film expenses and test reagent. Total medical consumables were $780,272 for the three months ended March 31, 2018, an increase of $221,970 or 40% as compared to $558,302 for the same period of 2017.The increase was mainly a result of increase in materials expenses of $132,670.

Salaries and benefits

Salaries and benefits mainly consist of salary expenses, and social insurance expenses. Total salaries and benefits were $1,027,089 for the three months ended March 31, 2018, an increase of $212,723 or 26% as compared to$814,366 for the same period of 2017. The increase was mainly a result of increase in salary expenses of $108,933 and increase in social insurance expenses of $22,521. The number of employees was 582, an increase of 25 as compared to 557 for the same period of 2017.

Income Taxes

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC. Income tax is payable by enterprises at a rate of 25% of their taxable income.

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions to mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievements of the hospital, they could not have been reached without the support of local authorities. Jiarun hospital has voluntarily paid income tax of $581 and $919 for the three months ended March 31, 2018 and 2017, respectively to support the local tax bureau's economical obligations.

Income from Operations and Net income

Income from Operations was $2,033,128 for the three months ended March 31, 2018, as compared with operating income of $1,591,693 for the three months ended March 31, 2017.The Company’s net income for the three months ended March 31, 2018 was $2,028,541 representing an increase of $440,697 or 28%, over $1,587,844 for the three months ended March 31, 2017. The increases in income from operations and net income for the three months ended March 31, 2018 were primarily due to aforementioned changes in operating revenue and operating expenses

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Liquidity and Capital Resources

The accompanying financial statements have been prepared for the company to continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of March 31, 2018, the Company had $1,200,438 of cash and cash equivalents.

We are presently able to meet our obligations as they come due. As of March 31, 2018, we had non-controlling interest of $8,196,764 and shareholders’ equity of $15,027,666.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the public offering and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern.

Cash Flows and Capital Resources

We believe that we will generate cash flow from our business, which, along with our available cash, will provide sufficient liquidity and financial flexibility. Our cash flows are summarized below:

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	2,440,264	215,967
Net cash used in investing activities	(1,213,590)	(591,799)
Net cash used in financing activities	(1,018,256)	(272,425)
Effect of exchange rate fluctuation on cash and cash equivalents	107,728	2,982
Net increase (decrease) in cash and cash equivalents	316,146	(645,275)
Cash and cash equivalents, beginning of period	884,292	890,662
Cash and cash equivalents, ending of period	$1,200,438	$245,387

Net Cash provided by Operating Activities

For the three months ended March 31, 2018, we had positive cash flow from operating activities of $2,440,264, an increase of $2,224,297 from the same period of 2017, during which we had cash flow from operating activities of $215,967. The net income for the three months ended March 31, 2017 increased by $440,696 as compared to the three months ended March 31, 2017. The increase in net cash provided by operating activities was mainly as a result of the cash flow in amounts due from related parties items totaling $1,049,041, which was due to the decrease in the deposit and the prepayment for decoration for the new outpatient building.

Net Cash Used in Investing Activities

Net cash used in investing activities for the three months ended March 31, 2018 was $1,213,590, compared to net cash used in investing activities of $591,799 for the three months ended March 31, 2017. The cash used in investing activities for the three months ended March 31, 2018 was mainly used for the purchase of medical equipment.

Net Cash Provided by Financing Activities

Net cash used in financing activities for the three months ended March 31, 2018 was $1,018,256, as compared to net cash used in financing activities of $272,425 for the three months ended March 31, 2017. The cash used in financing activities for the three months ended March 31, 2018 was mainly payments on capital lease obligation of $694,479 and payments on short-term bank loan of $458,342.

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Trends, Events and Uncertainties

The China Ministry of Health, as well as other related agencies, may change the prices we can charge for medical services, drugs and medications. We cannot predict the impact of these proposed changes since the changes are not fully defined and we do not know whether such changes will ever be implemented or when they may take effect.

In December 2014, our operations moved into the new building. We have finished the decoration of the new building, and part of the expansion of medical facilities and purchases of new medical equipment. The hospital will need more medical facilities to update the medical equipment and acquire one pharmaceuticals wholesale and one medicine retail company. The new hospital building is being constructed by Harbin Baiyi Real Estate Development Co., Ltd, which is owned by Junsheng Zhang, a related party. The building was leased from the related party by financial leasing. The price of the Leasing Agreement referred to the local market price and audited by the auditor. The Leasing Agreement terms consist of 30 payments. Each payment will be made on an annual basis when 7 million RMB per payment will be paid upfront for each leasing period. The first payment was made on September 1 st , 2014. At the end of the leasing period, a final payment will be made to settle the total leasing amount. Both parties agreed for the leasee to pay 3 million RMB as deposit at the execution of the Leasing Agreement, which will be deducted from the final rental settlement. The lending interest rate was calculated at 6.55%, which is the benchmark interest rate announced from The People’s Bank of China. After the completion of all payments, the ownership of the lease item will be transferred to the Jiarun.

We plan to acquire other hospitals and companies involved in the healthcare industry in the PRC using cash and shares of our common stock. Substantial capital may be needed for these acquisitions and we may need to raise additional funds through the sale of our common stock, debt financing or other arrangements. We do not have any commitments or arrangements from any person to provide us with any additional capital. Additional capital may not be available to us, or if available, on acceptable terms, in which case we would not be able to acquire other hospitals or businesses in the healthcare industry.

Other than the factors listed above we do not know of any trends, events or uncertainties that have had or are reasonably expected to have a material impact on our net sales or revenues or income from continuing operations. Our business is not seasonal in nature.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet items reasonably likely to have a material effect on our financial condition.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our directors and executive officers:

Directors and Executive Officers*	Age	Position/Title
Junsheng Zhang	50	President, Chairman of the Board and Director
Lihua Sun	53	Chief Executive Officer and Director
Xuewei Zhang	31	Chief Financial Officer and Director
Yanhui Xing	34	Director

*	The business address for each of the directors and executive officers is 1st - 7th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025.

Junsheng Zhang, age 50, is our founder and has served as our president and director since Feb 2006. Mr. Zhang was the co-founders of Jiarun Pharmacy, a retail company, and Dahua Medical Co., Ltd (Wholesale provider), From 2003 to 2011, Mr. Zhang served as President and Chief Executive Officer of Dahua Medical Ltd, a whole sale shop owned by Mr. Zhang. Mr. Zhang served as General Manager of Dongtai Medical Ltd from 1990 to 2003. Mr. Zhang provides hands-on leadership, strategic direction and operations management with a focus on business development, exceptional quality patient care and fiscal accountability. The right candidate was display high personal integrity, positivity and the ability to operate effectively under pressure. Was a hand on self-starter who can assume broad responsibility in a dynamic, challenging healthcare environment Mr. Zhang received a bachelor's degree in Traditional Chinese Medicine in China and an EMBA from Peking University From Mr. Zhang’s experience and management skill should serve as a director.

Ms. Lihua Sun, age 53, is our Chief Executive Officer and Director since Feb 2006. Ms. Sun is one of the cofounder of Jiarun Hospital, accountability for hospital operations, budget development, analysis and oversight; marketing including volume growth/program development; FTE management; expense control; policy and procedure development and implementation; and process development to facilitate regulatory compliance. She has more than 30 years in the healthcare industry. She has been the former General Manager of Ankang Medicine in Hulan district and a Director of Heilongjiang Dahua Medicine Co., Ltd. From Ms. Sun’s experience and management skill should serve as a director.

Miss. Xuewei Zhang, age-31 is our Chief Financial Officer and Director since 2012, in 2009 Miss. Zhang served as finance manager of Jiarun Hospital. She earned a Bachelor degree in Business Studies from University of Exeter. During her position performance, the chief financial officer was trained by Harbin Humankind Biology Technology Co., Limited finance department, learned that reports financial statements under U.S. GAAP and was involved in its proposed U.S. initial public offering, including preparing U.S. GAAP financial statements and quarterly and annually fillings preparation. From 2009 to 2011, CFO learned U.S. GAAP, Securities Exchange Act 1934, Securities Act 1933, Regulation S-K and Regulation S-X. In 2009, CFO served as the finance manager, served in progressive managerial roles in accounting management, strategic planning and company control, have well knowledge about the hospital operation situation. From Miss. Zhang’s international business study and US GAAP and SEC training experienced, she was designed to serve as a director and CFO.

Miss. Yanhui Xing, age-34, is our director since 2012. Miss Xing served as the CEO assistant in Eden Hall Global Capital Co., Ltd, which is a financial advisor firm from 2010 until now. From 2007 to 2010, Miss Xing served as CFO assistant in Gfort. From 2006 to 2007, Miss Xing served as Finance manager in Green Island Limited in New Zealand, from 2003-2004, Miss Xing served as Finance manager in Fresh and Natural Ltd in New Zealand. Miss Xing earned Master degree of Banking and Bachelor degree in Accounting. From Miss. Xing’s accounting, financial advisory experiences, international studies and IPO experience and management skills, she should serve as a director.

Our Chief Executive Officer and Director, Lihua Sun is wife of Junsheng Zhang, our President and Director.

Our Chief Financial Officer and Director, Xuewei Zhang, is daughter of Junsheng Zhang, Chairman and Director.

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Legal Proceedings Involving Officers and Directors

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.
●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

During the fiscal year of 2017, our Board of Directors had one meeting, including meetings that were held by means of a conference telephone call, but excluding actions taken by unanimous written consent.

Board Committees

Audit Committee

We have not yet appointed an audit committee.  At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We do not presently have a code of ethics. However, we intend to adopt such a code of ethics in the future.

Board Leadership Structure and Role in Risk Oversight

Junsheng Zhang is our President and Chairman. We do not have any independent directors. The Board believes that the Company’s Chairman is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation paid by us to our officers from the fiscal years ended 2016 and 2017, respectively

						Non-Equity	Non-qualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Comp.	Other
Principal		Salary	Bonus	Awards	Awards	Comp.	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Junsheng Zhang	2016	6,321	-	-	-	-	-	-	6,321
Chairman,	2017	6,215	-	-	-	-	-	-	6,215
Lihua Sun	2016	6,291	-	-	-	-	-	-	6,291
CEO/Director	2017	6,215	-	-	-	-	-	-	6,215
Xuewei Zhang	2016	-	-	-	-	-	-	-	-
CFO	2017	-	-	-	-	-	-	-	-

Amounts of compensation for 2017 and 2016, reported in the table above, represent accrued compensation. The manner and timing of payments of the accrued compensation will depend on the future financial conditions of the Company.

Refer to the Notes to Financial Statements for more information.

Outstanding Equity Awards

No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We have not entered into any employment or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

We have no formal plan for compensating our directors for their services in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of JRSIS HEALTH CARE CORPORATION other than services ordinarily required of a director.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date hereof for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days as of the date hereof. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

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The percentage ownership information shown in the table below is calculated based on 14,975,000 shares of our common stock issued and outstanding as of July 30, 2018. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Amount and Nature
Title of		of Beneficial
Class	Name of Beneficial Owner	Ownership	Percentage
Common Stock	Junsheng Zhang	11,160,000	74.52%
	President, Chairman of the board.	Direct
Common Stock	Lihua Sun	-	-
	CEO, Director	Direct
Common Stock	Xuewei Zhang	-	-
	CFO, Director	Direct
Common Stock	Yanhui Xing	2,000	0.01%
	Director	Direct
	All Officers and Directors as a Group	11,162,000	74.53%

As a result, our executive officers, directors and affiliated persons will have significant influence to:

·	Elect or defeat the election of our directors;

·	Amend or prevent amendment of our articles of incorporation or bylaws;

·	Effect or prevent a merger, sale of assets or other corporate transaction; and

·	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of the company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 20, 2013, we acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock paid to the three shareholders of JHCL. Only one of the three shareholders of JHCL is also our officer and director and the shares were issued as follows:

Junsheng Zhang	11,160,000 shares

Yanhua Xing	588,000 shares

Weiguang Song	252,000 shares

On November 25, 2015, Weiguang Song transferred all 252,000 shares to Sujuan Peng. As of March 31, 2018, Sujuan Peng is holding 252,000 shares.

The Company has entered into a financial leasing agreement for its new hospital buildings with Harbin Baiyi Real Estate Development Co., Ltd. The Leasing terms consist of principal plus interest of 30 payments. The annually rent is approximately 7 million RMB.

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PLAN OF DISTRIBUTION

We are registering 1,589,000 shares of common stock for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The selling security holders will offer and sell our common stock at a fixed price of $0.5725 per share, until a public market emerges for our common stock and, thereafter, at prevailing market prices. These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	In the over-the-counter market;
•	In transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	Through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	An exchange distribution in accordance with the rules of the applicable exchange;
•	Privately negotiated transactions;
•	Short sales made after the date the Registration Statement is declared effective by the Commission;
•	Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	A combination of any such methods of sale; and
•	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer, donate and pledge the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

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A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 200,000 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one-year elapses from the time that such company is no longer considered a shell company.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the resale registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the resale registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

PRINCIPAL AND SELLING STOCKHOLDERS

This prospectus covers offers and sales of up to 1,589,000 shares of our common stock which may be offered from time to time by the selling stockholder identified in this prospectus.

The table below identifies each selling stockholder and shows the number of shares of common stock beneficially owned by the selling stockholder before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that each such selling stockholder will sell all or any of its shares of common stock. We assume that all shares covered by this prospectus will be sold by each such selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by each such selling stockholder after completion of this offering because each such selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for the stockholder’s account, and the amount to be owned by such stockholder after completion of the offering.

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Name of Selling Stockholder and Position, Office or Material Relationship with JRSIS HEALTH CARE	Common Shares owned by the Selling	Percent beneficially owned before	Total Shares to be Registered Pursuant	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
CORPORATION	Stockholder	Offering	to this Offering	# of Shares	% of Class
Fangwei Ding	14,000		14,000	-
Yaohua Jiang	70,000		70,000	-
Xifeng Zhao	10,000		10,000	-
Zhongqiang Wang	20,000		20,000	-
Ying Tang	2,000		2,000	-
Guozhi Wang	2,000		2,000	-
Liru Zhao	4,000		4,000	-
Jie Yang	4,000		4,000	-
Liqing Li(23)	14,000		14,000	-
Fengxia He(20)	2,000		2,000	-
Shujuan Zhong	10,000		10,000	-
Xuemei Bao	6,000		6,000	-
Dan Yang	4,000		4,000	-
Caihong Feng	4,000		4,000	-
Yong Qi	4,000		4,000	-
Li Wang (1)	12,000		12,000	-
Kai Kang (2)	10,000		10,000	-
Zhenghong Zhu	10,000		10,000
Jie Liu (3)	6,000		6,000	-
Yinghong Zhao (4)	2,000		2,000	-
Haiyan Xu (5)	2,000		2,000	-
Guifeng Wang (6)	4,000		4,000
Minghui Ouyang (7)	4,000		4,000	-
Fangfang Dong (8)	4,000		4,000	-
Zhennan Gao (9)	4,000		4,000	-
Weinan Li (10)	2,000		2,000	-
Dongmei Wu (11)	2,000		2,000	-
Hongxu Zhang (12)	8,000		8,000	-
Zhongjie Chen (13)	2,000		2,000	-
Xingming Li (14)	2,000		2,000	-
Zhaojun Li (15)	10,000		10,000	-
Hang Ma (16)	2,000		2,000	-
Gang Han	50,000		50,000	-
Yigang Jiang	4,000		4,000	-
Lihong Xing	20,000		20,000	-
Shanchuan Ma	20,000		20,000	-
Chunjuan Wu	4,000		4,000	-
Jing Yu (17)	4,000		4,000	-
Jianbo Sha	8,000		8,000	-
Xiuyun Chen (18)	6,000		6,000	-
Wenlei Wu	20,000		20,000	-
Haoyuan Zhang	6,000		6,000	-
Xiying Ma	3,000		3,000	-
Pinggao Hu	30,000		30,000	-
Na Li	2,000		2,000	-
Jie Zou	10,000		10,000	-
Jisheng Yang	4,000		4,000	-
Xiaowei Chen	6,000		6,000	-
WU YUBEN	10,000		10,000	-
Guoping Song	20,000		20,000	-
HU YANGMEI	10,000		10,000	-
Zezeng Yu	2,000		2,000	-
XING YANHUI (19)	2,000		2,000	-
Liping Tang	64,000		64,000	-
Jun Li	14,000		14,000	-
Wenyan Li	10,000		10,000	-
Fangqi Ding	14,000		14,000	-
Bo Zhang	4,000		4,000	-
Chunling Jing	8,000		8,000	-
Wenshui Zhao	40,000		40,000	-
Yanyan Sheng	4,000		4,000	-
Jingbo Xue	10,000		10,000	-
Zhiwei Zhou	50,000		50,000	-
Qingli Meng	10,000		10,000	-
Dan Huang	60,000		60,000	-
Lanying Zhang	40,000		40,000	-
Chongqing Wang	20,000		20,000	-
Pinxia Jin	100,000		100,000	-
Xin Yuan	30,000		30,000	-
Ding Li	40,000		40,000	-
Yongqiang Bai	100,000		100,000	-
Xinhua Zhang	100,000		100,000	-
Fangbing Mu	20,000		20,000	-
Xinli Sun	20,000		20,000	-
Shichun Zong(24)	4,000		4,000	-
Yonggang Hu	10,000		10,000	-
Jianghua Ren	20,000		20,000	-
Lijie Chen(21)	20,000		20,000	-
Hengfu Tang(21)	20,000		20,000	-
Yongfeng Guo	250,000		250,000	-
Jingyi Sun(22)	4,000		4,000	-
Daiying Wu	4,000		4,000	-
Zeng Hongying	2,000		2,000	-
Total	1,589,000		1,589,000

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Except as set forth below, the selling stockholder has not held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

Material relationship which the selling security holder

(1)	Li Wang is an employee of Jiarun
(2)	Yongquan Li is an employee of Jiarun, on December 27, 2016, Yongquan Li has transferred 10,000 shares to Kai Kang and 10,000 shares to Zhenghong Zhu
(3)	Jie Liu is an employee of Jiarun
(4)	Yinghong Zhao is an employee of Jiarun
(5)	Haiyan Xu is an employee of Jiarun
(6)	Guifeng Wang is an employee of Jiarun
(7)	Minghui Ouyang is an employee of Jiarun
(8)	Fangfang Dong is an employee of Jiarun
(9)	Zhennan Gao is an employee of Jiarun
(10)	Weinan Li is an employee of Jiarun
(11)	Dongmei Wu is an employee of Jiarun
(12)	Hongxu Zhang is an employee of Jiarun
(13)	Zhongjie Chen is an employee of Jiarun
(14)	Xingming Li is an employee of Jiarun
(15)	Zhaojun Li is an employee of Jiarun
(16)	Hang Ma is an employee of Jiarun
(17)	Jing Yu is an employee of Jiarun
(18)	Xiuyun Chen is an employee of Jiarun
(19)	Xing Yanhui is a member of our Board of Director.
(20)	On September 22, 2016, Ying Jiang has transferred 2,000 shares to Fengxia He
(21)	On December 15, 2016, Li Chen has transferred 20,000 shares to Lijie Chen and 20,000 shares to Nana Dong; On January 16, 2018, Nana Dong has transferred 20,000 shares to Hengfu Tang.
(22)	On June 28, 2015, Chenghua Sun has transferred 2,000 shares to Jingyi Sun; On May 18, 2015, Xiaohui Sun has transferred 2,000 shares to Jingyi Sun.
(23)	On December 28, 2016, Xuelian Kong has transferred 2,000 shares to Liqing Li; On December 28, 2016, Aihua Chu has transferred 6,000 shares to Liqing Li; On December 28, 2016, Lidong Sun has transferred 2,000 shares to Liqing Li.
(24)	On June 2017, Shichun Zong has sold 4,000 shares.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

●	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	Do not have pre-emptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

●	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “pari passu,” each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. A simple majority vote by our shareholders is required to take action. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

As of July 30, 2018, there were 14,975,000 shares of our common stock issued and outstanding held by 134 shareholders.

Preferred Stock

We do not have any preferred stock authorized, issued or outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

Our stock transfer agent for our securities is VStock Transfer, LLC, 77 Spruce Street, Suite 201Cedarhurst, NY 11516. Their telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE RESALE

Upon completion of this offering, based on our outstanding shares as of July 30, 2018, we will have outstanding an aggregate of 14,975,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 1,589,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 200,000, shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one-year elapses from the time that such company is no longer considered a shell company.

UNDERWRITING

We are not engaging an underwriter to assist us in this offering. This offering is being made solely through our officers and directors.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from January 01, 2017 through December 31, 2017, included in this prospectus have been audited by Centurion ZD CPA Limited, as set forth in their report included in this prospectus.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be jointly passed upon for us by our securities counsel Eilers Law Group P.A. and William Robinson Eilers, Esq., included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

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WHERE YOU CAN FIND MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form Post-Effective Amendment S-3, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

38

F-1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室
Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078
Email 電郵: info@czdcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Board of Directors and Stockholders of

JRSIS Health Care Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JRSIS Health Care Corporation and subsidiaries ("the Company") as of December 31, 2017 and 2016, and the related consolidated statements of income and comprehensive income, change in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of JRSIS Health Care Corporation as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA Limited
Centurion ZD CPA Limited
We have served as the Company’s auditor since 2015.

Hong Kong, China

April 17, 2018

F-2

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN USD, EXCEPT SHARES)

	December 31,	December 31,
	2017	2016

Assets
Current Assets:
Cash and cash equivalents	$884,292	$890,662
Accounts receivable, net	5,678,957	3,335,500
Inventories	936,549	801,240
Other receivables	3,334	1,555
Prepayments	900,680	518,722
Amount due from related parties	1,788,710	1,804,987
Deferred expenses	69,334	64,967
Total current assets	10,261,856	7,417,633
Construction in progress	11,320,976	-
Property and equipment, net	26,151,630	23,274,180
Long term deferred expenses	106,411	164,676
Deposits for capital leases	838,121	846,101
Total assets	$48,678,994	$31,702,590

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$2,105,563	$743,660
Short-term bank loans	445,647	-
Deposits received	6,305	5,751
Amount due to related parties	73,993	25,329
Other payable	77,935	77,973
Payroll payable	57,016	52,072
Capital lease obligations - current portion	2,313,181	2,313,038
Total current liabilities	5,079,640	3,217,823

Capital lease obligations	22,767,740	16,222,992
Other capital lease payable	598,811	574,921
Total liabilities	$28,446,191	$20,015,736

Shareholders’ equity
Common stock; $0.001 par value, 100,000,000 shares authorized; 14,835,000 and 13,915,000 issued and outstanding at December 31, 2017 and 2016, respectively	14,835	13,915
Additional Paid-in capital	2,051,503	1,132,423
Retained earnings	10,920,942	6,274,052
Other comprehensive income	(93,520)	(786,055)
Total shareholders’ equity of the Company	12,893,760	6,634,335
Non-controlling interest	7,339,043	5,052,519
Total shareholders’ equity	20,232,803	11,686,854
Total liabilities and shareholders’ equity	$48,678,994	$31,702,590

See notes to consolidated financial statements

F-3

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(AMOUNTS IN USD, EXCEPT SHARES)

	For The Year Ended December 31,
	2017	2016

Revenue:
Medicine	$10,889,753	$7,998,195
Patient services	13,258,204	10,120,550
Total revenue	24,147,957	18,118,745

Operating costs and expenses:
Cost of medicine sold	7,055,828	4,882,316
Medical consumables	2,851,904	1,747,917
Salaries and benefits	3,606,687	2,861,888
Office supplies	677,745	378,691
Vehicle expenses	90,028	56,605
Utilities expenses	439,248	443,054
Rentals and leases	26,636	-
Advertising and promotion expenses	75,542	119,156
Interest expense	1,324,867	1,384,826
Professional fee	74,046	140,059
Depreciation	1,268,253	1,081,123
Total operating costs and expenses	17,490,784	13,095,635
Earnings from operations before other income and income taxes	6,657,173	5,023,110
Other income(expenses)	(16,231)	934
Earnings from operations before income taxes	6,640,942	5,024,044
Income tax	2,528	4,059
Net income	6,638,414	5,019,985
Less: net income attributable to non-controlling interests	1,991,524	1,548,117
Net income attributable to the Company	$4,646,890	$3,471,868
Other comprehensive income:

Foreign currency translation adjustment attributable to non-controlling interests	295,000	(219,290)
Foreign currency translation adjustment attributable to the Company	692,535	(525,386)
Comprehensive income	$7,625,949	$4,275,309
Less: Comprehensive income attributable to non-controlling interests	2,286,524	1,328,827
Comprehensive income attributable to the Company	$5,339,425	$2,946,482
Basic and diluted earnings per share	$0.3247	$0.2495
Weighted average number of shares outstanding	14,311,932	13,915,000

See notes to consolidated financial statements

F-4

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENT OF SHARESHOLDERS’ EQUITY

(AMOUNTS IN USD, EXCEPT SHARES)

	Common stock		Retained	Other comprehensive	Additional paid-in	Non- Controlling	Total Shareholders’
	Quantity	Amount	Earnings	income	capital	Interest	equity
Balance at January 1, 2016	13,915,000	$13,915	$2,802,184	$(260,669)	$1,132,423	$3,723,692	$7,411,545
Net income	-	-	3,471,868	-	-	1,548,117	5,019,985
Foreign currency translation adjustment	-	-	-	(525,386)	-	(219,290)	(744,676)
Balance at December 31, 2016	13,915,000	$13,915	$6,274,052	$(786,055)	$1,132,423	$5,052,519	$11,686,854

Net income	-		4,646,890	-	-	1,991,524	6,638,414
Shares issued	920,000	920	-	-	919,080	-	920,000
Foreign currency translation adjustment	-	-	-	692,535	-	295,000	987,535
Balance at December 31, 2017	14,835,000	$14,835	$10,920,942	$(93,520)	$2,051,503	$7,339,043	$20,232,803

See notes to consolidated financial statements

F-5

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN USD, EXCEPT SHARES)

	For The Year Ended December 31,
	2017	2016
Cash Flows From Operating Activities
Net income	$6,638,414	$5,019,985
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,268,253	1,081,123
Interest	1,324,867	1,384,826
Changes in operating assets and liabilities:
Accounts receivable, net	(2,040,729)	(1,523,067)
Inventories	(78,437)	(349,866)
Amount due from related parties	129,261	(827,802)
Prepayments and other current assets	(200,901)	(173,064)
Accounts payable	1,263,300	432,616
Amount due to related parties	54,907	70,865
Deposits received	162	(502)
Accrued expenses and other current liabilities	(20,887)	(128,648)
Net cash provided by operating activities	8,338,210	4,986,466

Cash Flows From Investing Activities
Purchases of fixed assets	(2,590,890)	(3,475,536)
Prepayment for Construction in progress	(10,901,428)	-
Proceed from sales buyback	-	(135,261)
Proceeds from disposal of fixed assets	29,088	-
Net cash used in investing activities	(13,463,230)	(3,610,797)

Cash Flows From Financing Activities
Proceeds from shareholders	903,153	-
Payments on capital lease obligation	3,860,155	(3,298,131)
Short-term bank loans	405,176	-
Proceeds from finance lease	-	2,521,933
Net cash provided by (used in) financing activities	5,168,484	(776,198)

Effect of exchange rate fluctuation on cash and cash equivalents	(49,834)	(60,962)
Net (decrease)increase in cash and cash equivalents	(6,370)	538,509

Cash and cash equivalents, beginning of period	890,662	352,153
Cash and cash equivalents, ending of period	$884,292	$890,662

Supplemental disclosure of cash flow information
Cash paid for income taxes	(2,528)	(4,059)
Cash paid for interest	(1,324,867)	(1,384,826)

See notes to consolidated financial statements

F-6

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

JRSIS HEALTH CARE CORPORATION (the “Company” or “JHCC”) was incorporated on November 20, 2013 under the laws of the United States and the State of Florida. The general nature of the business shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

JRSIS HEALTH CARE LIMITED ("JHCL"), formally named China Runteng Medical Group Co., Ltd, which is a privately held Limited Liability Company registered in British Virgin Island (“BVI”) on February 25, 2013. JHCL was authorized to issue 50,000 shares of a single class each with par value of $1.00 per share to its sole shareholder Ms. Yanhua Xing. On November 20, 2013, China Runteng Medical Group Co., Ltd has changed its name to JRSIS HEALTH CARE LIMITED ("JHCL").

Runteng Medical Group Co., Ltd (“Runteng”) is a privately held limited liability company registered in Hong Kong on September 17, 2012. Runteng was authorized to issue up to 10,000 shares with par value of HK$1 per share to its sole shareholder Ms. Yanhua Xing.

Harbin Jiarun Hospital Co., Ltd (“Jiarun”) was a privately held, for-profit hospital, incorporated in Harbin city of Heilongjiang, China in February 2006. Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin. After a series of share exchanges mentioned here after in note 1, Jiarun became a 70% owned subsidiary of the Company.

JHCC, JHCL, Runteng and Jiarun are collectively referred as the “Group”.

Reorganization

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the original owner of Jiarun, Junsheng Zhang should invest a total of RMB50,000,000 ($7,936,508), in which Runteng and the original owner should contribute RMB35,000,000 ($5,555,556) or 70% and RMB15,000,000 ($2,380,952) or 30% of the total capital, respectively. According to the Joint Venture Investment Agreement, Runteng has the obligation to pay RMB35,000,000 ($5,555,556) within five years after the issuance of the joint venture business license. As of December 31, 2017, Jiarun has received $1,831,000 from Runteng.

On March 7, 2013, JHCL acquired all 100 issued and outstanding shares of through share exchanges to obtain 100% controlling interests of Runteng.

On June 1, 2013, Junsheng Zhang, the owner of Jiarun, entered into a supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the historical accumulated profit of Jiarun up to June 30, 2013 should be 100% attributed to Junsheng Zhang; the profit generated from Jiarun after July 1, 2013 should be attributed to Runteng and Junsheng Zhang on the basis of 70% and 30%, respectively.

F-7

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

On July 29, 2013, the Joint Venture Investment Agreement between Runteng and Junsheng Zhang has been approved by the Development and Reform Commission of Hulan District, Harbin City and Harbin Investment Promotion Bureau. On the same date, Jiarun has obtained Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao, and Overseas Chinese in the People’s Republic of China; the Joint Venture prescribe duration of operation of Jiarun is twenty years.

On October 3, 2013, Ms. Yanhua Xing transferred 23,275 JHCL shares to Mr. Junsheng Zhang, 23,225 JHCL shares to Ms. Chunlan Tang, and 1,050 JHCL shares to Mr. Weiguang Song.

On November 8, 2013, Ms. Chunlan Tang transferred all 23,225 JHCL shares to Mr. Junsheng Zhang, subsequently making Mr. Junsheng Zhang holdings 46,500 JHCL shares.

On December 20, 2013, a share exchange agreement was entered by and among JHCC, JHCL and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for 100% of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents 100% of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL, including 70% ownership interest in Jiarun.

On July 8, 2014, Jiarun obtained joint venture business license. Runteng has already completed cooperation restructuring. Up to completion of the legal structures, Jiarun are compliance with the Company Law of People’s Republic of China and all other requirements imposed by PRC authorities.

Before and after the reorganization mentioned above, Junsheng Zhang continued to serve as chairman of Jiarun (the “Operating Subsidiary”), and together with the other management of the Company, continued to direct both day-to-day operation and management of the Operating Subsidiary, as well as its strategic direction. The reorganization effectively resulted in Junsheng Zhang continuing to bear the residual risks and rewards related to the Operating Subsidiary. Because of the reasons described above, the Company is substantively controlled by Junsheng Zhang, and the Company continued to consolidate the Operating subsidiary during the reorganization. And the reorganization transactions are considered as a series of transactions between the parties under common control and did not establish a new basis in the assets and liabilities of the Operating Subsidiary.

During the reorganization, JHCC, JHCL, Runteng and Jiarun were under common control of Junsheng Zhang. Therefore, the reorganization was effectively a legal recapitalization accounted for as transactions between entities under common control at the carry over basis, in a manner similar to pooling-of-interests accounting. The effect of the reorganization was applied retroactively to the prior years’ consolidated financial statements as if the current structure existed since inception.

30% of Jiarun hospital interest held by Junsheng Zhang is subjecting to non-controlling interest (“NCIs”), which was stated under ASC810-10-45, the ownership interest in the subsidiary that are held by owners other than the parent is a non-controlling interest. 70% held by Runteng is applying to its holding Runteng. According to the supplemental agreement signed between Junsheng Zhang and Runteng on June 1, 2013, the comprehensive income from Jiarun would be attributable to retained earnings and non-controlling interest for 70% and 30% respectively, from July 1, 2013.

F-8

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation

The consolidated financial statements have been prepared in accordance with the United States generally accepted accounting principles ("U.S. GAAP").

B.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company transactions and balances have been eliminated in consolidation. Non-controlling interests represent the equity interest in Jiarun that is not attributable to the Company. Non-controlling interest is reported in the consolidated financial position within equity, separately from the Company’s equity and that net income or loss and comprehensive income or loss are attributable to the Company’s and the non-controlling interest.

C.	Use of estimates

The preparation of audited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

D.	Functional currency and foreign currency translation

JHCC and JHCL’s functional currency is the United States dollar (“US$”). Runteng’s functional currency is the Hong Kong dollar (“HK$”). The functional currency of Jiarun is the Renminbi (“RMB”).

The Company’s reporting currency is US$. Assets and liabilities of Runteng and Jiarun are translated at the current exchange rate at the balance sheet dates, revenues and expenses are translated at the average exchange rates during the reporting periods, and equity accounts are translated at historical rates. Translation adjustments are reported in other comprehensive income.

E.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The majority of sales are either cash receipt in advance or cash receipt upon delivery. For the years ended December 31, 2017 and 2016, no customer accounted for more than 10% of net revenue. As of December 31, 2017and 2016, 2 and 1 customer accounted for more than 5% of net accounts receivable, respectively. For those credit sales, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

F-9

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

F.	Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other liquid investments with initial maturities of three months or less.

G.	Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

H.	Inventories

Inventories, consisting principally of medicines, are stated at the lower of cost or market using the first-in, first-out method (“FIFO”). This policy requires the Company to make estimates regarding the market value of inventory, including an assessment of excess or obsolete inventory. The Company determines excess or obsolete inventory based on an estimate of the future demand and estimated selling prices for its products.

I.	Construction in progress

Construction in progress represents the new hospital painting and decoration costs. And all direct costs relating to the polishing and decoration are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

J.	Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis reflective of the useful lives of the assets. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income.

Buildings and improvement	10-40 years
Medical equipment	5-15 years
Transportation instrument	5-10 years
Office equipment	5-10 years
Electronic equipment	5-10 years
Software	5-10 years

K.	Leases

Operating lease

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Minimum lease payments, including scheduled rent increases, made under operating leases are charged to the consolidated statements of operations and other comprehensive income (loss) on a straight-line basis over the lease term. Contingent rentals are excluded from minimum lease payments and are recognized as expense when the achievement of the specified target is considered probable.

F-10

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

K.	Leases(continued)

Capital lease

Leases which substantially transfer all of the benefits and risks inherent in ownership to the lessee are classified as capital leases. In a capital lease, assets and liabilities are recorded at the amount of the lesser of (a) the fair value of the leased asset at the inception of the lease or (b) the present value of the minimum lease payments (excluding executing costs) over the lease term. Recorded assets are depreciated over their estimated useful lives. During the lease term, each minimum lease payment is allocated between a reduction of the obligation and interest expense to produce a constant periodic rate of interest on the remaining balance of the obligation. Leasehold improvements are depreciated over the depreciable lives of the corresponding fixed asset or the related lease term, whichever is shorter.

L.	Fair Value Measurement

The Company applies the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value for the assets and liabilities required or permitted to be recorded, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that is observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2017 and 2016.

Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying consolidated financial statements at amounts that approximate fair value because of the short-term nature of these instruments. The fair value of the Company’s capital lease obligations also approximates carrying value as they bear interest at current market rates.

M.	Segment and geographic information

The Company is operating in one segment in accordance with the accounting guidance FASB ASC topic 280, “Segment Reporting”. The company’s revenues are from customers in People’s Republic of China (“PRC”). All assets of the company are located in PRC.

F-11

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

N.	Revenue recognition

The Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that economic benefits will flow to the entity and specific criteria have been met for each of the Company’s activities as described below.

 Medicine sales

Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine.

Given the nature of this revenue source of the Company’s business and the applicable rules guiding revenue recognition, the revenue recognition practices for the sale of medicine do not contain estimates that materially affect results of operations nor any policy for return of products.

Patient Services

In accordance with the medical licenses of Jiarun, the approved medical patient service scope of the Company include medical consulting, surgery, obstetrics and gynecology, pediatrics, anesthesia, clinic laboratory, medical imaging, and traditional Chinese medicine, etc.

Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

The Company provides services to both patients covered by social insurance and patients who are not covered by social insurance. The Company charges the same rates for patient services regardless of the coverage by social insurance.

Patients who are not covered by social insurance are liable for the total cost of medical treatment.

●	For out-patient medical services, revenue is recognized when the Company provides medical service to the patient. The Company collects payment when the patient checks out from the hospital, which is the same day the services are provided.

●	For in-patient medical services, the Company estimates the approximate fee the patients will spend in the hospital based on patients’ symptom. This is when the patients check in to the hospital. At that time, the Company collects the estimated fees from the patient and records the payment as deposits received.

During the in-patient services period, the Company recognizes revenue when the patient service is provided and deducts the cost of service from the deposit received. The Company records these transactions based on daily reports generated by the respective medical department. When medical services exceed patient deposits received the Company records revenue and accounts receivable when the patient services are provided.

When patients check out from the hospital, the Company calculates and determines the remaining deposit, if any, and refunds the unused portion of the deposit to the patients. In the case where the patients have a balance in accounts receivable during the in-patient period, accounts receivable are required to be paid in full at checkout.

Patients covered by social insurance will receive a portion or full medical services reimbursed or paid by the social insurance agencies via prepaid cards or insurance claim settlement process.

F-12

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

N.	Revenue recognition (continued)

Settlement process

The Company is a registered medical service vendor under the state social insurance system for various social insurance agencies; the insurance agencies include “Social Medical Insurance funded by PRC and Heilongjiang Province” and “Heilongjiang Province New Rural Cooperative Medical Care System”. The Company utilizes an online system maintained by the social insurance agencies for patients’ who are covered by social insurance agencies.

●	The Company records patients’ information in the social insurance system at check in. The system determines the covered portion and amounts based on the information input to the system.

●	At the time of check out, the Company collects payment for services the patients are liable for and records accounts receivable from the social insurance agencies for the portion of services covered by the social insurances. In the case that the patients have made payment during the in-patient services period, the Company refunds any amount in excess of the portion they are liable for.

●	The Company is responsible for submitting supporting documents of patient services provided to the social insurance agencies for their review. The Company also requires reconciling its records with the social insurance agencies once a month. Once the social insurance agencies approve the reconciliation, the insurance agencies will settle the accounts receivable balance in the next month following the approval.

O.	Income taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued FIN 48(ASC 740-10), Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109 (ASC 740), which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

As a result of the implementation of FIN 48 (ASC 740-10), the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or shareholder’s equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s unaudited consolidated financial statements.

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

F-13

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

O.	Income taxes (continued)

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions, mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun hospital has voluntarily paid income tax of $2,528 and $4,059 for the years ended December 31, 2017 and 2016, respectively to support the local tax bureau's economical obligations.

P.	Earnings per share

Basic earnings per common share is computed by using net income divided by the weighted average number of shares of common stock outstanding for the periods presented. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding for the periods presented.

Q.	Reclassification

The comparative figures have been reclassified to conform to current year presentation.

R.	Recently accounting pronouncements

In January 2017, the FASB issued Accounting Standards Board Update No. 2017-01: Business Combinations (Topic 805) - Clarifying the Definition of a Business (“ASU 2017-01”). The ASU clarifies the definition of business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 will be effective for the Company’s fiscal year beginning January 1, 2018 and subsequent interim periods with prospective application with impacts on the Company’s consolidated financial statements that may vary depending on each specific acquisition. Early adoption is conditionally permitted.

In March 2017, the FASB issued ASU No. 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities. Under current GAAP, entities normally amortize the premium as an adjustment of yield over the contractual life of the instrument. This guidance shortens the amortization period for certain callable debt securities held at a premium to the earliest call date. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of ASU No. 2017-08 is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation – Stock Compensation: (Topic 718): Scope of Modification Accounting. ASU 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods. We expect to adopt the new standard using the full retrospective application, and we do not believe the adoption will have a significant impact on our recognition of net revenues or related disclosures for any period.

In July 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815) (“ASU 2017-11”). The update changes the classification of certain equity-linked financial instruments (or embedded features) with down round features. The update also clarifies existing disclosure requirements for equity-classified instruments. The update is effective retrospectively for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted for all companies in any interim or annual period.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendment in this update affect entities with transactions included within the scope of Topic 606, The scope of that Topic includes entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration. The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU No. 2016-10, The amendments in ASU 2016-10 provide more detailed guidance, including additional implementation guidance and examples in the following key areas: 1) identifying performance obligations and 2) licenses of intellectual property. In May 2016, the FASB issued ASU No. 2016-12 a proposed Update, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, on September 30, 2015. The amendments do not change the core principles of the standard, but clarify the guidance on assessing collectability, presenting sales taxes, measuring noncash consideration and certain transition matters. This update becomes effective concurrently with ASU No. 2014-09. The Company adopted ASU 2016-12 effective January 1, 2017. The impact on our consolidated financial statements and related disclosures was not material.

F-14

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 3. ACCOUNTS RECEIVABLE, NET

	December 31
	2017	2016
Accounts receivable	$5,704,697	$3,359,619
Less: allowance for doubtful debts	25,740	24,119
	$5,678,957	$3,335,500

The Company experienced nil bad debts during the years ended December 31, 2017 and 2016.

NOTE 4. INVENTORIES

At December 31, 2017 and 2016, inventories consist of the following:

	December 31
	2017	2016
Western medicine	$662,079	$548,724
Chinese herbal medicine	29,499	9,113
Medical material	243,445	241,630
Other material	1,526	1,773
	$936,549	$801,240

NOTE 5. PREPAYMENT

At December 31, 2017 and 2016, prepayment consists of the following:

	December 31
	2017	2016
Deposits on medical equipment	$491,822	$221,083
Heating fees	117,188	86,515
Others	291,670	211,124
	$900,680	$518,722

NOTE 6. PROPERTY AND EQUIPMENT

At December 31, 2017 and 2016, property and equipment, at cost, consist of:

	December 31,
	2017	2016
Transportation equipment	$871,653	$715,646
Medical equipment	11,833,334	9,282,026
Electrical equipment	1,496,461	1,310,927
Office equipment and other	130,524	93,283
Buildings	15,389,204	13,982,919
Software	146,238	137,028
Total fixed assets at cost	29,867,414	25,521,829
Accumulated depreciation	(3,715,784)	(2,247,649)
Total fixed assets, net	$26,151,630	$23,274,180

Depreciation expense was $1,268,253 and $1,081,123 for the years ended December 31, 2017 and 2016, respectively.

F-15

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 7. LONG TERM DEFERRED EXPENSES

On May 7, 2015, July 3, 2015 and October 16, 2015, Jiarun entered into three lease agreements to lease medical equipment from Hair Finance Leasing (China) Co., Ltd.(“Hair”), a third party, for a five-year period, in which Jiarun is required to pay consulting fee to Hair for the services provided over the five years. The consulting fee paid but attributable to the current and subsequent accounting periods was accounted for as deferred expenses and long term deferred expenses. The current portion of the prepaid consulting fee was recorded as deferred expenses $69,334 and $64,967 as of December 31, 2017 and 2016. The long-term deferred expenses were $106,411 and 164,676 as of December 31, 2017 and 2016.

The Company recorded consulting fee of $66,764 and $67,907 for the year ended December 31, 2017 and 2016, respectively.

NOTE 8. CAPITAL LEASE OBLIGATIONS AND DEPOSIT FOR CAPITAL LEASES

On June 5, 2013, Jiarun entered into a lease agreement to lease hospital building from Harbin Baiyi Real Estate Development Co., Ltd (“the Leasor”), which is owned by Junsheng Zhang, a related party. The Leasing terms consist of principal plus 30 payments. Each payment will be made on an annual basis when RMB7,000,000 per payment will be paid upfront for each leasing period. The first payment was made on September 1, 2014. At the end of the leasing period, a final payment will be made to settle the total leasing amount. Both parties agreed for Jiarun to pay RMB3,000,000 as deposit at the execution of the Leasing agreement, which will be deducted from the final rental settlement. In accordance to accounting principles and treatment, this payment was booked as deposit in our accounts. The Leasor shall return the premium for lease to Jiarun at expiration of this Contract or pledge this deposit as part of rents for the last period or periods in 2043. The lending interest rate was calculated at 6.55%, which is the benchmark interest rate announced from The People’s Bank of China. After the completion of all payments, the ownership of the lease item will be transferred to Jiarun.

The leasing agreement for our hospital building contains the following provisions:

●	Rental payments of RMB7,000,000 (equivalent to $1,144,913) per year, payable at the beginning of September.

●	An option allowing the lessor to extend the lease for thirty years beyond the last renewal option exercised by the company.

●	A guarantee by the company that the lessor will realize $nil, from selling the asset at the expiration of the lease This lease is a capital lease because its term (30 years) exceeds 75% of the building’s estimated economic life. In addition, the present value ($15,185,032) of the minimum lease payments exceeds 90% of the fair value of the building ($15,721,295).

●	Accumulated annual amounts resulting from applying an interesting rate 6.55% to the balance of the lease obligation at the beginning of each year. The lease obligation is increased by the amount of the prior year’s interest, the amount of the net rental payment at the beginning of each year; and this amount represents the guaranteed residual value at the end of the lease term.

On September 1, 2014, October 22, 2014, March 26, 2015, May 7, 2015, July 3, 2015, October 16, 2015, April 6, 2016 and April 13, 2016 and November 25, 2016 and April 5 2017 Jiarun entered into several lease agreements to lease medical equipment and elevator from three lease finance companies, which are all third parties, for three to five-year periods, in which Jiarun is required to make monthly or quarterly payments toward the leases. The Company was also required to pay deposits up front, which deposits will later be used to offset against the last quarterly payment. The medical equipment and elevator will be transferred to Jiarun upon the completion of the agreement.

These leases have been classified as capital leases. The cost of the medical equipment included in these leases is included in the consolidated balance sheets as property and equipment and construction in progress.

F-16

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 8. CAPITAL LEASE OBLIGATIONS AND DEPOSIT FOR CAPITAL LEASES  (Continued)

The future minimum lease payments for annual capital lease obligation as of December 31, 2017 are as follows:

Year	Amounts
2018	$2,313,181
2019	2,284,973
2020	1,187,152
Thereafter	19,295,615
Total	$25,080,921

The Company recorded finance lease fees of $1,286,306 and $1,344,867 for the years ended December 2017 and 2016, respectively.

NOTE 9. SHORT-TERM BANK LOANS

As of December 31, 2017 and 2016, the short-term bank loans were $445,647 and $ nil, respectively. The loans were primarily obtained from Harbin Bank with interest rate of 6.09% per annum, from January 19, 2017 to January 18, 2018, for working capital and capital expenditure purposes. The interest expenses were $23,956 and $26,212 for the year ended December 31, 2017 and 2016, respectively.

NOTE 10. NON-CONTROLLING INTERESTS

Jiarun is the Company’s majority-owned subsidiary which is consolidated in the Company’s financial statements with a non-controlling interest recognized. The Company holds 70% interest of Jiarun as of December 31, 2017 and 2016.

As of December 31, 2017 and 2016, NCI in the consolidated balance sheet was $7,339,043 and $5,052,519, respectively. For the year ended December 31, 2017, the comprehensive income attributable to shareholders’ equity and NCI is $5,339,425 and $2,286,524 respectively. For the year ended December 31, 2016, the comprehensive income attributable to shareholders’ equity and NCIs is $2,946,482 and $1,328,827, respectively.

NOTE 11. REVENUE

The Company’s revenue consists of medicine sales and patient care revenue.

	For the Year Ended December 31,
	2017	2016
Medicine:
Western medicine	$8,630,919	$6,207,470
Chinese medicine	1,782,552	1,493,283
Herbal medicine	476,282	297,442
Total medicine	$10,889,753	$7,998,195

Patient services:
Medical consulting	$7,110,475	$5,298,753
Medical treatment	5,736,799	4,588,582
Others	410,930	233,215
Total patient services	$13,258,204	$10,120,550

	$24,147,957	$18,118,745

F-17

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 12. INCOME TAX EXPENSE

The Company uses the asset-liability method of accounting for income taxes prescribed by ASC 740 Income Taxes. The Company and its subsidiaries each file their taxes individually.

United States

JHCC is subject to the United States of America Tax law at tax rate of 35%. No provision for the US federal income taxes has been made as the Company had no US taxable income for the periods presented, and its earnings are permanently invested in PRC.

BVI

JHCL was incorporated in the BVI and, under the current laws of the BVI, it is not subject to income tax.

Hong Kong

Runteng was incorporated in Hong Kong and is subject to Hong Kong profits tax. Runteng is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. The applicable statutory tax rate is 16.5%.

PRC

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions, mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun has voluntarily paid income tax of $2,528 and $4,059 for the years ended December 31, 2017 and 2016, respectively to support the local tax bureau's economical obligations.

F-18

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 13. RELATED PARTY TRANSACTIONS

The following is the list of the related parties to which the Group has transactions with:

(a)	Junsheng Zhang, the Chairman of the Company
(b)	Harbin Baiyi Real Estate Development Co., Ltd, owned by Junsheng Zhang
(c)	Harbin Jiarun Pharmacy Co., Ltd owned by Junsheng Zhang
(d)	Heilongjiang Province Runjia Medical Equipment Company Limited owned by Junsheng Zhang
(e)	Jiarun Super Market Co., Ltd. owned by Junsheng Zhang
(f)	Harbin Qi-run pharmacy limited owned by Junsheng Zhang
(g)	Yanhua Xing and Weiguang Song, the former shareholder of JHCL

Amount due from related parties

Amount due from related parties consisted of the following as of the periods indicated:

	December 31,
Name of related parties	2017	2016
Harbin Baiyi Real Estate Development Co., Ltd,	$1,738,710	$1,754,987
Junsheng Zhang	46,500	46,500
Yanhua Xing	2,450	2,450
Weiguang Song	1,050	1,050
	$1,788,710	$1,804,987

Amount due from Baiyi was mainly represented the deposit for the new outpatient building which was constructed by Baiyi. The Company had paid a deposit of RMB10,000,000 ($1,536,715) was paid in 2017.

Amount due from Junsheng Zhang, Yanhua Xing and Weiguang Song, who are the prior shareholders of JHCL, was mainly for the paid-in capital to be paid.

Amount due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	December 31,
Name of related parties	2017	2016
Harbin Jiarun pharmacy Co., Ltd	$7	$-
Heilongjiang Province Runjia Medical Equipment Co., Ltd	6,014	18,382
Harbin Qi-run pharmacy Co., Ltd	17,972	6,947
Junsheng Zhang	50,000	-
	$73,993	$25,329

Amount due to Harbin Jiarun pharmacy Co., Ltd., Harbin Qi-run Pharmacy Co., Ltd. and Heilongjiang Province Runjia Medical Equipment Company Limited were mainly for the balance for purchase of medicine and medical material from these three companies.

Amounts due to Junsheng Zhang represented the balance paid by Mr. Zhang for the daily operation of the company.

F-19

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 13. RELATED PARTY TRANSACTIONS  (Continued)

Related parties’ transactions

Purchase of medicine and medical material from related parties consisted of the following for the periods indicated:

	For the Year ended December 31,
Name of related parties	2017	2016
Heilongjiang Dahua Medicine Wholesale Co., Ltd	$-	$520,182
Harbin Jiarun Pharmacy Co., Ltd	192,259	170,638
Heilongjiang Province Runjia Medical Equipment Co., Ltd	6,463	55,821
Harbin Qi-run pharmacy Co., Ltd	30,443	26,273
	$229,165	$772,914

Deposits for capital leases and Capital lease obligations

On June 5, 2013, Jiarun entered into a Lease Agreement to lease new hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owned by Junsheng Zhang, a related party. As of December 31, 2017, the company has balance of deposits for capital leases and capital lease obligations of $461,014 and $14,632,836 respectively. As of December 31, 2016, the company has balance of deposits for capital leases and capital lease obligations of $431,980 and $13,896,989 respectively.

F-20

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 14. BASIC AND DILUTED EARNINGS PER SHARE

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares comprise shares issuable upon the exercise of share-based awards, using the treasury stock method. The reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations is shown as follows:

	December 31
	2017	2016
Numerator:
Net income available to common stockholders	$4,646,890	$3,471,868
Denominator:
Basic and diluted weighted-average number of shares outstanding	14,311,932	13,915,000
Net income per share:
Basic and diluted	$0.3247	$0.2495

NOTE 15. CONTINGENCIES AND COMMITMENT

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There was no contingency of this type as of December 31, 2017 and 2016.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There was no contingency of this type as of December 31, 2017 and 2016.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

In August 2017 JHCC leases office space under non-cancellable operating lease agreements. Under the terms of the lease, JHCC paid approximately $nil in lease deposits, lease expense payments of approximately $36,881 per year. Under terms of the lease agreement, from August 2017, JHCC is committed to lease expense payments of approximately $36,881 per year for 5 years.

This office is used for 2 nd  outpatient.

In December 2017 JHCC leases office space under non-cancellable operating lease agreements. Under the terms of the lease, JHCC paid approximately $3,842 in lease deposits, lease expense payments of approximately $68,128 per year. Under terms of the lease agreement, from December 2017, JHCC is committed to lease expense payments of approximately $68,128 per year for 5 years.

This office is used for 1 st  Branch Company.

Future annual minimum lease payments, for non-cancellable operating leases are as follows:

Year ending December 31	Amount $
2018	105,009
2019	108,595
2020	115,036
2021	120,048
2022	122,017
570,705

The company has paid Rentals and leases expense of $26,636 and $nil for the years ended December 31, 2017 and 2016, respectively

NOTE 16. COMMON STOCK

The Company issued 920,000 restrict common stock in cash at a rate of $1 per share for US$920,000 under Regulation S Section 5 for 32 non-US persons during 2017. This transaction should be deemed exempt for registration under Rule 902(1)(i) in accordance with Regulation S.

NOTE 17.  SUBSEQUENT EVENTS

From January 1, 2018 to April 17, 2018 there were 140,000 shares of the Company’s common stock issued to 7 shareholders.

As of April 17, 2018, there were 14,975,000 shares of the Company’s common stock issued and outstanding held by 134 shareholders.

The Management of the Company determined that there were no other reportable subsequent events to be disclosed.

F-21

F-22

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN USD, EXCEPT SHARES)

	March 31,	December 31,
	2018	2017
	(Unaudited)

Assets
Current Assets:
Cash and cash equivalents	$1,200,438	$884,292
Accounts receivable, net	7,650,770	5,678,957
Inventories	1,155,449	936,549
Other receivables	11,256	3,334
Prepayments	811,806	900,680
Amount due from related parties	789,484	1,788,710
Deferred expenses	71,837	69,334
Total current assets	11,691,040	10,261,856
Construction in progress	12,212,307	11,320,976
Property and equipment, net	27,493,272	26,151,630
Long term deferred expenses	92,293	106,411
Deposits for capital leases	868,374	838,121
Total assets	$52,357,286	$48,678,994

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$2,731,825	$2,105,563
Short-term bank loan	-	445,647
Deposits received	10,413	6,305
Amount due to related parties	64,704	73,993
Other payable	26,903	77,935
Payroll payable	60,112	57,016
Capital lease obligations - current portion	2,572,635	2,313,181
Total current liabilities	5,466,592	5,079,640

Capital lease obligations	23,046,220	22,767,740
Other capital lease payable	620,044	598,811
Total liabilities	$29,132,856	$28,446,191

Shareholders’ equity
Common stock; $0.001 par value, 100,000,000 shares authorized; 14,965,000 and 14,835,000 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	14,965	14,835
Additional Paid-in capital	2,181,373	2,051,503
Retained earnings	12,340,921	10,920,942
Other comprehensive income	490,407	(93,520)
Total shareholders’ equity of the Company	15,027,666	12,893,760
Non-controlling interest	8,196,764	7,339,043
Total shareholders’ equity	23,224,430	20,232,803
Total liabilities and shareholders’ equity	$52,357,286	$48,678,994

See notes to consolidated financial statements

F-23

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AMOUNTS IN USD, EXCEPT SHARES) (UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Revenue:
Medicine	$2,708,046	$2,528,075
Patient services	4,092,031	2,982,737
Total revenue	6,800,077	5,510,812
Operating costs and expenses:
Cost of medicine sold	1,824,465	1,650,466
Medical consumables	780,272	558,302
Salaries and benefits	1,027,089	814,366
Office supplies	210,500	119,302
Vehicle expenses	31,009	21,480
Utilities expenses	178,979	147,887
Rentals and leases	26,737	-
Advertising and promotion expenses	45	614
Interest expense	306,004	289,939
Professional fee	-	13,762
Depreciation	381,849	303,001
Total operating costs and expenses	4,766,949	3,919,119
Earnings from operations before other income and income taxes	2,033,128	1,591,693
Other income	(4,006)	(2,930)
Earnings from operations before income taxes	2,029,122	1,588,763
Income tax	581	919
Net income	2,028,541	1,587,844
Less: net income attributable to non-controlling interests	608,562	476,353
Net income attributable to the Company	$1,419,979	$1,111,491
Comprehensive income:
Foreign currency translation adjustment attributable to non-controlling interests	249,159	28,360
Foreign currency translation adjustment attributable to the Company	583,928	18,413
Comprehensive income	$2,861,628	$1,634,617
Less: Comprehensive income attributable to non-controlling interests	857,721	504,713
Comprehensive income attributable to the Company	$2,003,907	$1,129,904
Basic and diluted earnings per share	$0.0955	$0.0799
Weighted average number of shares outstanding	14,871,111	13,915,000

See notes to consolidated financial statements

F-24

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN USD, EXCEPT SHARES)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net income	$2,028,541	$1,587,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	381,849	303,001
Interest	306,004	289,939
Changes in operating assets and liabilities:
Accounts receivable, net	(1,745,281)	16,097
Inventories	(182,837)	(27,322)
Amount due from related parties	1,049,041	(2,591,155)
Prepayments and other current assets	116,680	(74,585)
Accounts payable	543,549	665,253
Amount due to related parties	(13,197)	108,873
Deposits received	3,832	-
Accrued expenses and other current liabilities	(47,917)	(61,978)
Net cash provided by operating activities	2,440,264	215,967

Cash Flows From Investing Activities
Purchases of property and equipment	(698,950)	(373,129)
Prepayment for property and equipment acquisition	(514,640)	(218,670)
Net cash used in investing activities	(1,213,590)	(591,799)

Cash Flows From Financing Activities
Proceeds from shareholders	134,565	-
Payments on capital lease obligation	(694,479)	(679,359)
Short-term bank loan	(458,342)	406,934
Net cash used in financing activities	(1,018,256)	(272,425)

Effect of exchange rate fluctuation on cash and cash equivalents	107,728	2,982
Net increase (decrease) in cash and cash equivalents	316,146	(645,275)

Cash and cash equivalents, beginning of period	884,292	890,662
Cash and cash equivalents, ending of period	$1,200,438	$245,387

Supplemental disclosure of cash flow information
Cash paid for income taxes	581	919
Cash paid for interest	306,004	289,939

See notes to consolidated financial statements

F-25

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

JRSIS HEALTH CARE CORPORATION (the “Company” or “JHCC”) was incorporated on November 20, 2013 under the laws of the United States and the State of Florida. The general nature of the business shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

JRSIS HEALTH CARE LIMITED ("JHCL"), formally named China Runteng Medical Group Co., Ltd, which is a privately held Limited Liability Company registered in British Virgin Island (“BVI”) on February 25, 2013. JHCL was authorized to issue 50,000 shares of a single class each with par value of $1.00 per share to its sole shareholder Ms. Yanhua Xing. On November 20, 2013, China Runteng Medical Group Co., Ltd has changed its name to JRSIS HEALTH CARE LIMITED ("JHCL").

Runteng Medical Group Co., Ltd (“Runteng”) is a privately held limited liability company registered in Hong Kong on September 17, 2012. Runteng was authorized to issue up to 10,000 shares with par value of HK$1 per share to its sole shareholder Ms. Yanhua Xing.

Harbin Jiarun Hospital Co., Ltd (“Jiarun”) was a privately held, for-profit hospital, incorporated in Harbin city of Heilongjiang, China in February 2006. Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin. After a series of share exchanges mentioned here after in note 1, Jiarun became a 70% owned subsidiary of the Company.

JHCC, JHCL, Runteng and Jiarun are collectively referred as the “Group”.

Reorganization

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the original owner of Jiarun, Junsheng Zhang should invest a total of RMB50,000,000 ($7,936,508), in which Runteng and the original owner should contribute RMB35,000,000 ($5,555,556) or 70% and RMB15,000,000 ($2,380,952) or 30% of the total capital, respectively. According to the Joint Venture Investment Agreement, Runteng has the obligation to pay RMB35,000,000 ($5,555,556) within five years after the issuance of the joint venture business license. As of December 31, 2017, Jiarun has received $1,831,000 from Runteng.

On March 7, 2013, JHCL acquired all 100 issued and outstanding shares of through share exchanges to obtain 100% controlling interests of Runteng.

On June 1, 2013, Junsheng Zhang, the owner of Jiarun, entered into a supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the historical accumulated profit of Jiarun up to June 30, 2013 should be 100% attributed to Junsheng Zhang; the profit generated from Jiarun after July 1, 2013 should be attributed to Runteng and Junsheng Zhang on the basis of 70% and 30%, respectively.

On July 29, 2013, the Joint Venture Investment Agreement between Runteng and Junsheng Zhang has been approved by the Development and Reform Commission of Hulan District, Harbin City and Harbin Investment Promotion Bureau. On the same date, Jiarun has obtained Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao, and Overseas Chinese in the People’s Republic of China; the Joint Venture prescribe duration of operation of Jiarun is twenty years.

F-26

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

On October 3, 2013, Ms. Yanhua Xing transferred 23,275 JHCL shares to Mr. Junsheng Zhang, 23,225 JHCL shares to Ms. Chunlan Tang, and 1,050 JHCL shares to Mr. Weiguang Song.

On November 8, 2013, Ms. Chunlan Tang transferred all 23,225 JHCL shares to Mr. Junsheng Zhang, subsequently making Mr. Junsheng Zhang holdings 46,500 JHCL shares.

On December 20, 2013, a share exchange agreement was entered by and among JHCC, JHCL and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for 100% of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents 100% of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL, including 70% ownership interest in Jiarun.

On July 8, 2014, Jiarun obtained joint venture business license. Runteng has already completed cooperation restructuring. Up to completion of the legal structures, Jiarun are compliance with the Company Law of People’s Republic of China and all other requirements imposed by PRC authorities.

Before and after the reorganization mentioned above, Junsheng Zhang continued to serve as chairman of Jiarun (the “Operating Subsidiary”), and together with the other management of the Company, continued to direct both day-to-day operation and management of the Operating Subsidiary, as well as its strategic direction. The reorganization effectively resulted in Junsheng Zhang continuing to bear the residual risks and rewards related to the Operating Subsidiary. Because of the reasons described above, the Company is substantively controlled by Junsheng Zhang, and the Company continued to consolidate the Operating subsidiary during the reorganization. And the reorganization transactions are considered as a series of transactions between the parties under common control and did not establish a new basis in the assets and liabilities of the Operating Subsidiary.

During the reorganization, JHCC, JHCL, Runteng and Jiarun were under common control of Junsheng Zhang. Therefore, the reorganization was effectively a legal recapitalization accounted for as transactions between entities under common control at the carry over basis, in a manner similar to pooling-of-interests accounting. The effect of the reorganization was applied retroactively to the prior years’ consolidated financial statements as if the current structure existed since inception.

30% of Jiarun hospital interest held by Junsheng Zhang is subjecting to non-controlling interest (“NCIs”), which was stated under ASC810-10-45, the ownership interest in the subsidiary that are held by owners other than the parent is a non-controlling interest. 70% held by Runteng is applying to its holding Runteng. According to the supplemental agreement signed between Junsheng Zhang and Runteng on June 1, 2013, the comprehensive income from Jiarun would be attributable to retained earnings and non-controlling interest for 70% and 30% respectively, from July 1, 2013.

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation

The consolidated financial statements have been prepared in accordance with the United States generally accepted accounting principles ("U.S. GAAP").

B.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company transactions and balances have been eliminated in consolidation. Non-controlling interests represent the equity interest in Jiarun that is not attributable to the Company. Non-controlling interest is reported in the consolidated financial position within equity, separately from the Company’s equity and that net income or loss and comprehensive income or loss are attributable to the Company’s and the non-controlling interest.

F-27

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

C.	Use of estimates

The preparation of audited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

D.	Functional currency and foreign currency translation

JHCC and JHCL’s functional currency is the United States dollar (“US$”). Runteng’s functional currency is the Hong Kong dollar (“HK$”). The functional currency of Jiarun is the Renminbi (“RMB”).

The Company’s reporting currency is US$. Assets and liabilities of Runteng and Jiarun are translated at the current exchange rate at the balance sheet dates, revenues and expenses are translated at the average exchange rates during the reporting periods, and equity accounts are translated at historical rates. Translation adjustments are reported in other comprehensive income.

E.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The majority of sales are either cash receipt in advance or cash receipt upon delivery. For three months ended March 31, 2018 and 2017, no customer accounted for more than 10% of net revenue. As of March 31, 2018, and December 31, 2017, 3 and 2 customer accounted for more than 5% of net accounts receivable, respectively. For those credit sales, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

F.	Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other liquid investments with initial maturities of three months or less.

G.	Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

H.	Inventories

Inventories, consisting principally of medicines, are stated at the lower of cost or market using the first-in, first-out method (“FIFO”). This policy requires the Company to make estimates regarding the market value of inventory, including an assessment of excess or obsolete inventory. The Company determines excess or obsolete inventory based on an estimate of the future demand and estimated selling prices for its products.

F-28

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

I.	Construction in progress

Construction in progress represents the new hospital painting and decoration costs. And all direct costs relating to the polishing and decoration are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

J.	Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis reflective of the useful lives of the assets. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income.

Buildings and improvement	10-40 years
Medical equipment	5-15 years
Transportation instrument	5-10 years
Office equipment	5-10 years
Electronic equipment	5-10 years
Software	5-10 years

K.	Leases

Operating lease

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Minimum lease payments, including scheduled rent increases, made under operating leases are charged to the consolidated statements of operations and other comprehensive income (loss) on a straight-line basis over the lease term. Contingent rentals are excluded from minimum lease payments and are recognized as expense when the achievement of the specified target is considered probable.

Capital lease

Leases which substantially transfer all of the benefits and risks inherent in ownership to the lessee are classified as capital leases. In a capital lease, assets and liabilities are recorded at the amount of the lesser of (a) the fair value of the leased asset at the inception of the lease or (b) the present value of the minimum lease payments (excluding executing costs) over the lease term. Recorded assets are depreciated over their estimated useful lives. During the lease term, each minimum lease payment is allocated between a reduction of the obligation and interest expense to produce a constant periodic rate of interest on the remaining balance of the obligation. Leasehold improvements are depreciated over the depreciable lives of the corresponding fixed asset or the related lease term, whichever is shorter.

F-29

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

L.	Fair Value Measurement

The Company applies the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value for the assets and liabilities required or permitted to be recorded, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that is observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

There were no transfers between level 1, level 2 or level 3 measurements for three months ended March 31, 2018 and 2017.

Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying consolidated financial statements at amounts that approximate fair value because of the short-term nature of these instruments. The fair value of the Company’s capital lease obligations also approximates carrying value as they bear interest at current market rates.

M.	Segment and geographic information

The Company is operating in one segment in accordance with the accounting guidance FASB ASC topic 280, “Segment Reporting”. The company’s revenues are from customers in People’s Republic of China (“PRC”). All assets of the company are located in PRC.

F-30

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

N.	Revenue recognition

The Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that economic benefits will flow to the entity and specific criteria have been met for each of the Company’s activities as described below.

Medicine sales

Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine.

Given the nature of this revenue source of the Company’s business and the applicable rules guiding revenue recognition, the revenue recognition practices for the sale of medicine do not contain estimates that materially affect results of operations nor any policy for return of products.

Patient Services

In accordance with the medical licenses of Jiarun, the approved medical patient service scope of the Company include medical consulting, surgery, obstetrics and gynecology, pediatrics, anesthesia, clinic laboratory, medical imaging, and traditional Chinese medicine, etc.

Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

The Company provides services to both patients covered by social insurance and patients who are not covered by social insurance. The Company charges the same rates for patient services regardless of the coverage by social insurance.

Patients who are not covered by social insurance are liable for the total cost of medical treatment.

·

For out-patient medical services, revenue is recognized when the Company provides medical service to the patient. The Company collects payment when the patient checks out from the hospital, which is the same day the services are provided.

·

For in-patient medical services, the Company estimates the approximate fee the patients will spend in the hospital based on patients’ symptom. This is when the patients check in to the hospital. At that time, the Company collects the estimated fees from the patient and records the payment as deposits received.

During the in-patient services period, the Company recognizes revenue when the patient service is provided and deducts the cost of service from the deposit received. The Company records these transactions based on daily reports generated by the respective medical department. When medical services exceed patient deposits received the Company records revenue and accounts receivable when the patient services are provided.

When patients check out from the hospital, the Company calculates and determines the remaining deposit, if any, and refunds the unused portion of the deposit to the patients. In the case where the patients have a balance in accounts receivable during the in-patient period, accounts receivable are required to be paid in full at checkout.

Patients covered by social insurance will receive a portion or full medical services reimbursed or paid by the social insurance agencies via prepaid cards or insurance claim settlement process.

Settlement process

The Company is a registered medical service vendor under the state social insurance system for various social insurance agencies; the insurance agencies include “Social Medical Insurance funded by PRC and Heilongjiang Province” and “Heilongjiang Province New Rural Cooperative Medical Care System”. The Company utilizes an online system maintained by the social insurance agencies for patients’ who are covered by social insurance agencies.

·	The Company records patients’ information in the social insurance system at check in. The system determines the covered portion and amounts based on the information input to the system.

·	At the time of check out, the Company collects payment for services the patients are liable for and records accounts receivable from the social insurance agencies for the portion of services covered by the social insurances. In the case that the patients have made payment during the in-patient services period, the Company refunds any amount in excess of the portion they are liable for.

·	The Company is responsible for submitting supporting documents of patient services provided to the social insurance agencies for their review. The Company also requires reconciling its records with the social insurance agencies once a month. Once the social insurance agencies approve the reconciliation, the insurance agencies will settle the accounts receivable balance in the next month following the approval.

F-31

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

O.	Income taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued FIN 48(ASC 740-10), Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109 (ASC 740), which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

As a result of the implementation of FIN 48 (ASC 740-10), the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or shareholder’s equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s unaudited consolidated financial statements.

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions, mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun hospital has voluntarily paid income tax of $581 and $919 for the three months ended March 31, 2018 and 2017, respectively to support the local tax bureau’s economical obligations.

F-32

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

P.	Earnings per share

Basic earnings per common share is computed by using net income divided by the weighted average number of shares of common stock outstanding for the periods presented. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding for the periods presented.

Q.	Reclassification

The comparative figures have been reclassified to conform to current year presentation.

R.	Recently accounting pronouncements

In January 2017, the FASB issued Accounting Standards Board Update No. 2017-01: Business Combinations (Topic 805) - Clarifying the Definition of a Business (“ASU 2017-01”). The ASU clarifies the definition of business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 will be effective for the Company’s fiscal year beginning January 1, 2018 and subsequent interim periods with prospective application with impacts on the Company’s consolidated financial statements that may vary depending on each specific acquisition. Early adoption is conditionally permitted.

In March 2017, the FASB issued ASU No. 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities. Under current GAAP, entities normally amortize the premium as an adjustment of yield over the contractual life of the instrument. This guidance shortens the amortization period for certain callable debt securities held at a premium to the earliest call date. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of ASU No. 2017-08 is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation – Stock Compensation: (Topic 718): Scope of Modification Accounting. ASU 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods. We expect to adopt the new standard using the full retrospective application, and we do not believe the adoption will have a significant impact on our recognition of net revenues or related disclosures for any period.

In July 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815) (“ASU 2017-11”). The update changes the classification of certain equity-linked financial instruments (or embedded features) with down round features. The update also clarifies existing disclosure requirements for equity-classified instruments. The update is effective retrospectively for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted for all companies in any interim or annual period.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Recently Adopted Accounting Pronouncements

The FASB issued an Accounting Standards Update (ASU) that helps organizations address certain stranded income tax effects in accumulated other comprehensive income (AOCI) resulting from the Tax Cuts and Jobs Act.

ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, provides financial statement preparers with an option to reclassify stranded tax effects within AOCI to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded.

The ASU requires financial statement preparers to disclose:

•	A description of the accounting policy for releasing income tax effects from AOCI;

•	Whether they elect to reclassify the stranded income tax effects from the Tax Cuts and Jobs Act; and

•	Information about the other income tax effects that are reclassified.

The amendments affect any organization that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP.

The amendments are effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations should apply the proposed amendments either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized.

F-33

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 3. Accounts Receivable, Net

	March 31	December 31
	2018	2017
	(Unaudited)
Accounts receivable	$7,677,439	$5,704,697
Less: allowance for doubtful debts	26,669	25,740
	$7,650,770	$5,678,957

The Company experienced nil bad debts during three months ended March 31, 2018 and 2017.

NOTE 4. Inventories

At March 31, 2018 and December 31, 2017, inventories consist of the following:

	March 31	December 31
	2018	2017
	(Unaudited)
Western medicine	$734,770	$662,079
Chinese herbal medicine	21,796	29,499
Medical material	396,445	243,445
Other material	2,438	1,526
	$1,155,449	$936,549

NOTE 5. Prepayment

At March 31, 2018 and December 31, 2017 prepayment consists of the following:

	March 31	December 31
	2018	2017
	(Unaudited)
Deposits on medical equipment	$426,208	$491,822
Heating fees	17,345	117,188
Others	368,253	291,670
	$811,806	$900,680

NOTE 6. Property and Equipment

At March 31, 2018 and December 31, 2017, property and equipment, at cost, consist of:

	March 31,	December 31,
	2018	2017
	(Unaudited)
Transportation equipment	$942,523	$871,653
Medical equipment	12,812,488	11,833,334
Electrical equipment	1,552,754	1,496,461
Office equipment and others	325,754	130,524
Buildings	15,944,709	15,389,204
Software	151,516	146,238
Total fixed assets at cost	31,729,744	29,867,414
Accumulated depreciation	(4,236,472)	(3,715,784)
Total fixed assets, net	$27,493,272	$26,151,630

The Company recorded depreciation expense of $381,849 and $303,001 for the three months ended March 31, 2018 and 2017, respectively.

F-34

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 7. Long term deferred expenses

On May 7, 2015, July 3, 2015 and October 16, 2015, Jiarun entered into three lease agreements to lease medical equipment from Hair Finance Leasing (China) Co., Ltd. (“Hair”), a third party, for a five-year period, in which Jiarun is required to pay consulting fee to Hair for the services provided over the five years. The consulting fee paid but attributable to the current and subsequent accounting periods was accounted for as deferred expenses and long term deferred expenses. The current portion of the prepaid consulting fee was recorded as deferred expenses $71,837 and $69,334 as of March 31, 2018 and December 31, 2017. The long-term deferred expenses were $92,293 and $106,411 as of March 31, 2018 and December 31, 2017.

The Company recorded consulting fee of $17,740 and $16,373 for the three months ended March 31, 2018 and 2017, respectively.

NOTE 8. Capital Lease Obligations and Deposit for Capital Leases

On June 5, 2013, Jiarun entered into a lease agreement to lease hospital building from Harbin Baiyi Real Estate Development Co., Ltd (“the Leasor”), which is owned by Junsheng Zhang, a related party. The Leasing terms consist of principal plus 30 payments. Each payment will be made on an annual basis when RMB7,000,000 per payment will be paid upfront for each leasing period. The first payment was made on September 1, 2014. At the end of the leasing period, a final payment will be made to settle the total leasing amount. Both parties agreed for Jiarun to pay RMB3,000,000 as deposit at the execution of the Leasing agreement, which will be deducted from the final rental settlement. In accordance to accounting principles and treatment, this payment was booked as deposit in our accounts. The Leasor shall return the premium for lease to Jiarun at expiration of this Contract or pledge this deposit as part of rents for the last period or periods in 2043. The lending interest rate was calculated at 6.55%, which is the benchmark interest rate announced from The People’s Bank of China. After the completion of all payments, the ownership of the lease item will be transferred to Jiarun.

The leasing agreement for our hospital building contains the following provisions:

·	Rental payments of RMB7,000,000 (equivalent to $1,144,913) per year, payable at the beginning of September.

·	An option allowing the lessor to extend the lease for thirty years beyond the last renewal option exercised by the company.

·

A guarantee by the company that the lessor will realize $nil, from selling the asset at the expiration of the lease This lease is a capital lease because its term (30 years) exceeds 75% of the building’s estimated economic life. In addition, the present value ($15,185,032) of the minimum lease payments exceeds 90% of the fair value of the building ($15,721,295).

·

Accumulated annual amounts resulting from applying an interesting rate 6.55% to the balance of the lease obligation at the beginning of each year. The lease obligation is increased by the amount of the prior year’s interest, the amount of the net rental payment at the beginning of each year; and this amount represents the guaranteed residual value at the end of the lease term.

On September 1, 2014, October 22, 2014, March 26, 2015, May 7, 2015, July 3, 2015, October 16, 2015, April 6, 2016 and April 13, 2016 and November 25, 2016 and April 5 2017 Jiarun entered into several lease agreements to lease medical equipment and elevator from three lease finance companies, which are all third parties, for three to five-year periods, in which Jiarun is required to make monthly or quarterly payments toward the leases. The Company was also required to pay deposits up front, which deposits will later be used to offset against the last quarterly payment. The medical equipment and elevator will be transferred to Jiarun upon the completion of the agreement.

These leases have been classified as capital leases. The cost of the medical equipment included in these leases is included in the consolidated balance sheets as property and equipment and construction in progress.

F-35

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 8. Capital Lease Obligations and Deposit for Capital Leases (Continued)

The future minimum lease payments for annual capital lease obligation as of March 31, 2018 are as follows:

Year	Amounts
2018	$2,194,794
2019	2,366,768
2020	1,229,284
Thereafter	19,828,009
Total	$25,618,855

The Company recorded finance lease fees of $322,484 and $325,817 for the three months ended March 31, 2018 and 2017, respectively.

NOTE 9. Short-term Bank Loan

	March 31	December 31
	2018	2017
	(Unaudited)
Short- term bank loan	$-	$445,647

As of March 31, 2018 and December 31, 2017, the short-term bank loans were $nil and $445,647, respectively. The loans were primarily obtained from Harbin Bank with interest rate of 6.09% per annum, from January 19, 2017 to January 18, 2018, for working capital and capital expenditure purposes. The interest expenses were $2,238 and $3,917 for the three months ended March 31, 2018 and 2017, respectively.

NOTE 10. Non-controlling Interests

Jiarun is the Company’s majority-owned subsidiary which is consolidated in the Company’s financial statements with a non-controlling interest recognized. The Company holds 70% interest of Jiarun as of March 31, 2018 and December 31, 2017.

As of March 31, 2018 and December 31, 2017, NCI in the consolidated balance sheet was $8,196,764 and $7,339,043, respectively. For the three months ended March 31, 2018, the comprehensive income attributable to shareholders’ equity and NCI is $2,003,906 and $857,721 respectively. For the three months ended March 31, 2017, the comprehensive income attributable to shareholders’ equity and NCI is $1,129,904 and $504,713 respectively.

NOTE 11. Revenue

The Company’s revenue consists of medicine sales and patient care revenue.

	Three Months Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Medicine:
Western medicine	$2,159,439	$2,013,797
Chinese medicine	433,217	427,059
Herbal medicine	115,390	87,219
Total medicine	$2,708,046	$2,528,075

Patient services:
Medical consulting	$2,091,465	$1,605,924
Medical treatment	1,981,455	1,370,479
Others	19,111	6,334
Total patient services	$4,092,031	$2,982,737

	$6,800,077	$5,510,812

F-36

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 12. Income Tax Expense

The Company uses the asset-liability method of accounting for income taxes prescribed by ASC 740 Income Taxes. The Company and its subsidiaries each file their taxes individually.

United States

JHCC is subject to the United States of America Tax law at tax rate of 35%. No provision for the US federal income taxes has been made as the Company had no US taxable income for the periods presented, and its earnings are permanently invested in PRC.

BVI

JHCL was incorporated in the BVI and, under the current laws of the BVI, it is not subject to income tax.

Hong Kong

Runteng was incorporated in Hong Kong and is subject to Hong Kong profits tax. Runteng is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. The applicable statutory tax rate is 16.5%.

PRC

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions, mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun has voluntarily paid income tax of $581 and $919 for the three months ended March 31, 2018 and 2017, respectively to support the local tax bureau's economical obligations.

NOTE 13. Related Party Transactions

The following is the list of the related parties to which the Group has transactions with:

(a) Junsheng Zhang, the Chairman of the Company

(b) Harbin Baiyi Real Estate Development Co., Ltd, owned by Junsheng Zhang

(c) Harbin Jiarun Pharmacy Co., Ltd owned by Junsheng Zhang

(d) Heilongjiang Province Runjia Medical Equipment Company Limited owned by Junsheng Zhang

(e) Jiarun Super Market Co., Ltd. owned by Junsheng Zhang

(f) Harbin Qi-run pharmacy limited owned by Junsheng Zhang

(g) Yanhua Xing and Weiguang Song, the former shareholder of JHCL

Amount due from related parties

Amount due from related parties consisted of the following as of the periods indicated:

Name of related parties	March 31, 2018	December 31, 2017
	(Unaudited)
Harbin Baiyi Real Estate Development Co., Ltd,	$739,484	$1,738,710
Junsheng Zhang	46,500	46,500
Yanhua Xing	2,450	2,450
Weiguang Song	1,050	1,050
	$789,484	$1,788,710

F-37

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 13. Related Party Transactions (Continued)

Amount due from Baiyi was mainly represented the deposit for the new outpatient building which was constructed by Baiyi. The Company had paid a prepayment approximately $739,484 for decoration for the new outpatient building.

Amount due from Junsheng Zhang, Yanhua Xing and Weiguang Song, who are the prior shareholders of JHCL, was mainly for the paid-in capital to be paid.

Amount due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	March 31,	December 31,
Name of related parties	2018	2017
	(Unaudited)
Harbin Jiarun Pharmacy Co., Ltd	$50,548	$7
Heilongjiang Province Runjia Medical Equipment Co., Ltd	1,089	6,014
Harbin Qi-run pharmacy Co., Ltd	5,067	17,972
Junsheng Zhang	-	50,000
	$64,704	$73,993

Amount due to Harbin Jiarun Pharmacy Co., Ltd., Harbin Qi-run pharmacy Co., Ltd and Heilongjiang Province Runjia Medical Equipment Company Limited were mainly for the balance for purchase of medicine and medical material from these four companies.

Amounts due to Junsheng Zhang represented the balance paid by Mr. Zhang for the daily operation of the Company.

Related parties’ transactions

Purchase of medicine and medical material from related parties consisted of the following for the periods indicated:

	For three months ended March 31,
Name of related parties	2018	2017
Harbin Jiarun Pharmacy Co., Ltd	$57,828	$57,022
Heilongjiang Province Runjia Medical Equipment Co., Ltd	1,683	-
Harbin Qi-run pharmacy Co., Ltd	1,019	12,887
	$60,530	$69,909

Deposits for capital leases and Capital lease obligations

On June 5, 2013, Jiarun entered into a Lease Agreement to lease a new hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owned by Junsheng Zhang, a related party. As of March 31, 2018, the company has balance of deposits for capital leases and capital lease obligations of $477,656 and $14,271,606 respectively. As of December 31, 2017, the company has balance of deposits for capital leases and capital lease obligations of $461,014 and $14,632,836 respectively.

F-38

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN USD)

NOTE 14.  Basic and Diluted Earnings Per Share

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares comprise shares issuable upon the exercise of share-based awards, using the treasury stock method. The reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations is shown as follows:

	Three Months Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Numerator:
Net income available to common stockholders	$1,419,979	$1,111,491
Denominator:
Basic and diluted weighted-average number of shares outstanding	14,871,111	13,915,000
Net income per share:
Basic and diluted	$0.0955	$0.0799

NOTE 15. Contingencies and Commitment

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There was no contingency as of March 31, 2018 and December 31, 2017.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There was no contingency as of March 31, 2018 and December 31, 2017.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

In August 2017 JHCC leases office space under non-cancellable operating lease agreements. Under the terms of the lease, JHCC paid approximately $nil in lease deposits, lease expense payments of approximately $36,881 per year. Under terms of the lease agreement, from August 2017, JHCC is committed to lease expense payments of approximately $36,881 per year for 5 years.

This office is used for 2nd outpatient.

In December 2017 JHCC leases office space under non-cancellable operating lease agreements. Under the terms of the lease, JHCC paid approximately $3,842 in lease deposits, lease expense payments of approximately $68,128 per year. Under terms of the lease agreement, from December 2017, JHCC is committed to lease expense payments of approximately $68,128 per year for 5 years.

This office is used for 1st Branch Company.

Future annual minimum lease payments, for non-cancellable operating leases are as follows:

Year ending December 31	Amount $
2018	81,732
2019	108,595
2020	115,036
2021	120,048
2022	122,017
547,428

The company has paid Rentals and leases expense of $26,737 and $nil for three months ended March 31, 2018 and 2017, respectively

NOTE 16. COMMON STOCK

The Company issued 130,000 restrict common stock in cash at a rate of $1 per share for US$130,000 under Regulation S Section 5 for 7 non-US persons during first three months of 2018. This transaction should be deemed exempt for registration under Rule 902(1)(i) in accordance with Regulation S.

NOTE 17. Subsequent Events

From April 1, 2018 to May 14, 2018 there were 10,000 shares of the Company’s common stock issued to 1 shareholders.

As of May 14, 2018, there were 14,975,000 shares of the Company’s common stock issued and outstanding held by 134 shareholders.

The Management of the Company determined that there were no other reportable subsequent events to be disclosed.

F-39

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this Registration Statement, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

JRSIS HEALTH CARE CORPORATION

1,589,000

Shares

of

Common Stock

PROSPECTUS

July 30, 2018

40

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee		$683.81
Transfer Agent Fees	$
Legal, accounting fees and expenses (1)		$1,500.00
Edgar filing, printing and engraving fees (1)	$
Total (1)		$2183.81

(1)	Estimated.

Indemnification of Directors and Officers

Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.

The Bylaws of Jrsis Health Care Corporation provide that the Company may indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys, fees, arising out of his or her status as a director, officer, agent, employee or representative of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales of our securities since our inception on November 20, 2013. All of these sales were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, or were exempt from registration pursuant to Regulation S. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions and there were no investors who are citizens or residents of the United States. We relied on information from purchasers that they were accredited investors and/or such investors were provided adequate information and were otherwise determined to be suitable.  In all cases, there was no public solicitation. The issuances of the securities described below were affected without the involvement of underwriters.

41

Name of Selling Stockholder and Position, Office or Material Relationship with JRSIS HEALTH CARE	Common Shares owned by the Selling	Percent beneficially owned before	Total Shares to be Registered Pursuant	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
CORPORATION	Stockholder	Offering	to this Offering	# of Shares	% of Class
Fangwei Ding	14,000		14,000	-
Yaohua Jiang	70,000		70,000	-
Xifeng Zhao	10,000		10,000	-
Zhongqiang Wang	20,000		20,000	-
Ying Tang	2,000		2,000	-
Guozhi Wang	2,000		2,000	-
Liru Zhao	4,000		4,000	-
Jie Yang	4,000		4,000	-
Liqing Li	14,000		14,000	-
Fengxia He	2,000		2,000	-
Shujuan Zhong	10,000		10,000	-
Xuemei Bao	6,000		6,000	-
Dan Yang	4,000		4,000	-
Caihong Feng	4,000		4,000	-
Yong Qi	4,000		4,000	-
Li Wang	12,000		12,000	-
Kai Kang	10,000		10,000	-
Zhenghong Zhu	10,000		10,000	-
Jie Liu	6,000		6,000	-
Yinghong Zhao	2,000		2,000	-
Haiyan Xu	2,000		2,000	-
Guifeng Wang	4,000		4,000
Minghui Ouyang	4,000		4,000	-
Fangfang Dong	4,000		4,000	-
Zhennan Gao	4,000		4,000	-
Weinan Li	2,000		2,000	-
Dongmei Wu	2,000		2,000	-
Hongxu Zhang	8,000		8,000	-
Zhongjie Chen	2,000		2,000	-
Xingming Li	2,000		2,000	-
Zhaojun Li	10,000		10,000	-
Hang Ma	2,000		2,000	-
Gang Han	50,000		50,000	-
Yigang Jiang	4,000		4,000	-
Lihong Xing	20,000		20,000	-
Shanchuan Ma	20,000		20,000	-
Chunjuan Wu	4,000		4,000	-
Jing Yu	4,000		4,000	-
Jianbo Sha	8,000		8,000	-
Xiuyun Chen	6,000		6,000	-
Wenlei Wu	20,000		20,000	-
Haoyuan Zhang	6,000		6,000	-
Xiying Ma	3,000		3,000	-
Pinggao Hu	30,000		30,000	-
Na Li	2,000		2,000	-
Jie Zou	10,000		10,000	-
Jisheng Yang	4,000		4,000	-
Xiaowei Chen	6,000		6,000	-
WU YUBEN	10,000		10,000	-
Guoping Song	20,000		20,000	-
HU YANGMEI	10,000		10,000	-
Zezeng Yu	2,000		2,000	-
XING YANHUI	2,000		2,000	-
Liping Tang	64,000		64,000	-
Jun Li	14,000		14,000	-
Wenyan Li	10,000		10,000	-
Fangqi Ding	14,000		14,000	-
Bo Zhang	4,000		4,000	-
Chunling Jing	8,000		8,000	-
Wenshui Zhao	40,000		40,000	-
Yanyan Sheng	4,000		4,000	-
Jingbo Xue	10,000		10,000	-
Zhiwei Zhou	50,000		50,000	-
Qingli Meng	10,000		10,000	-
Dan Huang	60,000		60,000	-
Lanying Zhang	40,000		40,000	-
Chongqing Wang	20,000		20,000	-
Pinxia Jin	100,000		100,000	-
Xin Yuan	30,000		30,000	-
Ding Li	40,000		40,000	-
Yongqiang Bai	100,000		100,000	-
Xinhua Zhang	100,000		100,000	-
Fangbing Mu	20,000		20,000	-
Xinli Sun	20,000		20,000	-
Shichun Zong	4,000		4,000	-
Yonggang Hu	10,000		10,000	-
Jianghua Ren	20,000		20,000	-
Lijie Chen	20,000		20,000	-
Hengfu Tang	20,000		20,000	-
Yongfeng Guo	250,000		250,000	-
Jingyi Sun	4,000		4,000	-
Daiying Wu	4,000		4,000	-
Zeng Hongying	2,000		2,000	-
Total	1,589,000		1,589,000

42

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits is filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
3.3	BVI-Registration Form on November 08, 2013(1)
3.4	Certificate of Incumbency on November 22, 2013(1)
3.5	BVI-Registration Form on January 14, 2014(1)
3.6	Certificate of Incumbency on January 22, 2014(1)
3.7	20131009-COI-China Runteng Medical Group Co., Ltd (1)
5.1	Opinion and Consent of Co-Securities Counsel
10.1	House Leasing Contract (1)
10.2	Financial Leasing Contract (1)
10.3	Supplier Agreement (1)
10.4	Share Exchange Agreement (1)
10.5	Agreement on Modification to Contract and Articles of Association (1)
10.6	Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd (1)
10.7	Rent exemption Agreement (1)
10.8	The shareholder investment confirmation letter (1)
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement (1)
99.2	Capital Verification Report (1)

(1)	Previously filed as an exhibit to Pre-Effective Amendment No. 7 to Form S-1

Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

43

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on July 30, 2018.

JRSIS HEALTH CARE CORPORATION.

By:	/s/ Junsheng Zhang
Name: Junsheng Zhang
Title: Chairman of the board and Director

By:	/s/ Xuewei Zhang
Name: Xuewei Zhang
Title: Chief Financial Officer,
Principal Accounting
Officer and Director

By:	/s/ Lihua Sun
Name: Lihua Sun
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Junsheng Zhang	Chairman of the board, Director	July 30, 2018

/s/ Xuewei Zhang	Chief Financial Officer and Director	July 30, 2018

/s/ Lihua Sun	Chief Executive Officer and Director	July 30, 2018

/s/ Yanhui Xing	Director	July 30, 2018

44